UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

PERDOCEO EDUCATION CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☑ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PERDOCEO EDUCATION CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

May 23, 2024

NOTICE AND PROXY STATEMENT

April 12, 2024

Dear Stockholder:

I cordially invite you to attend our 2024 Annual Meeting of Stockholders (the “Annual Meeting”) on May 23, 2024. The Annual Meeting will start promptly at 9:00 a.m., Central Daylight Saving Time, at our campus support center at Perdoceo Education Corporation, 1750 East Golf Road, Schaumburg, Illinois 60173. If you plan to attend the 2024 Annual Meeting, please call our Investor Relations support team at the Alpha IR Group at (312) 445-2870.

The attached Notice of Annual Meeting and Proxy Statement describes how our Board of Directors operates, provides biographical information on our director nominees, gives information for the voting matters to be acted upon at the Annual Meeting and explains the proxy voting process.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted. Please take a moment now to vote your shares by Internet or by toll-free telephone call. If you received a paper copy of the Notice of Annual Meeting and Proxy Statement, you may also vote your shares by signing, dating and returning the enclosed proxy card or voting instruction form.

We look forward to seeing you on May 23, 2024 and urge you to vote as soon as possible.

Sincerely,

Todd S. Nelson President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF PERDOCEO EDUCATION CORPORATION

TO BE HELD ON MAY 23, 2024

Time: Registration begins: 8:30 a.m., Central Daylight Saving Time

Admission to the meeting: 8:45 a.m. Meeting begins: 9:00 a.m.

Date: May 23, 2024

Place: Perdoceo Education Corporation, 1750 East Golf Road, Schaumburg, Illinois 60173

To the Stockholders of Perdoceo Education Corporation:

We will hold our 2024 Annual Meeting of Stockholders at the time, date and location specified above, to act and vote on the following matters:

(1)
To elect eight directors of Perdoceo Education Corporation;
(2)
To approve, by a non-binding advisory vote, executive compensation paid by Perdoceo Education Corporation to its named executive officers, commonly referred to as a “Say-on-Pay” proposal;
(3)
To ratify the selection of Grant Thornton LLP as the independent registered public accounting firm to audit the Company’s financial statements for the year ending December 31, 2024; and
(4)
To consider any other business or matters that are properly raised at the meeting or at any adjournments or postponements of the meeting.

Only stockholders of record at the close of business on March 28, 2024, the record date, are entitled to notice of and to vote at the meeting. Please contact Georgeson LLC, our proxy solicitation firm, toll-free at (866) 856-6388 if you have any questions regarding voting.

By order of the Board of Directors,

Greg E. Jansen
Corporate Secretary

Schaumburg, Illinois

April 12, 2024

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 23, 2024

The Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and the means to vote by Internet are available at www.ProxyVote.com.

Your Vote Is Important

Please vote as promptly as possible by using the Internet or telephone or by signing, dating and returning the proxy card mailed to those who receive paper copies of the Notice of Annual Meeting and Proxy Statement.

PROXY STATEMENT

PROXY STATEMENT

Perdoceo Education Corporation

1750 East Golf Road

Schaumburg, Illinois 60173

(847) 781-3600

INFORMATION ABOUT VOTING AND THE MEETING

Why did I receive these proxy materials?

Perdoceo Education Corporation (“Perdoceo,” the “Company,” “we,” “us” or “our”) is holding its 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting” or “Annual Meeting”) on May 23, 2024. You have received these materials in connection with the solicitation of proxies by our Board of Directors (the “Board”) for the 2024 Annual Meeting and for any adjournment or postponement thereof.

You are invited to attend the 2024 Annual Meeting of Stockholders on May 23, 2024, beginning at 9:00 a.m., Central Daylight Saving Time. The Annual Meeting will be held at our campus support center at Perdoceo Education Corporation, 1750 East Golf Road, Schaumburg, Illinois 60173. If you plan to attend the 2024 Annual Meeting, please call our Investor Relations support team at the Alpha IR Group at (312) 445-2870.

Notice of Internet Availability of Proxy Materials

In accordance with rules adopted by the Securities and Exchange Commission (“SEC”), we provide our stockholders with the choice of accessing the 2024 Annual Meeting proxy materials on the Internet, rather than receiving printed copies of those materials through the mail. In connection with this process, a Notice Regarding the Internet Availability of Proxy Materials is being mailed to our stockholders who have not previously requested electronic access to our proxy materials or paper proxy materials. The notice contains instructions on how you may access and review our proxy materials on the Internet and how you may vote your shares. The notice will also tell you how to request our proxy materials in printed form or by email, at no charge. The Company believes this process provides its stockholders the information they need in a more timely manner, while reducing the environmental impact and lowering the costs of printing and delivering the proxy materials.

This Proxy Statement and the enclosed proxy card are being made available to our stockholders on or about April 12, 2024 and we anticipate that the Notice Regarding the Internet Availability of Proxy Materials will be mailed to stockholders beginning on or about April 12, 2024.

Who is entitled to vote at the Annual Meeting?

Stockholders of Perdoceo, as recorded in our stock transfer records as of the close of business on March 28, 2024 (the “Record Date”), are entitled to vote at the 2024 Annual Meeting.

Outstanding shares

As of the Record Date, the Company had 65,598,693 outstanding shares of common stock. Each outstanding share of common stock is entitled to one vote on each voting matter at the Annual Meeting.

Who can attend the Annual Meeting?

All stockholders as of the Record Date, or their duly appointed proxies, may attend the 2024 Annual Meeting. Stockholders will be admitted to the meeting beginning at 8:45 a.m., Central Daylight Saving Time. Seating will be limited. If you plan to attend the 2024 Annual Meeting, please call our Investor Relations support team at the Alpha IR Group at (312) 445-2870.

What do I need to present for admission to the Annual Meeting?

You will need to present proof of your ownership of the Company’s common stock, such as a bank or brokerage account statement, and a form of personal identification to be admitted to the Annual Meeting. No cameras, recording equipment, large bags, briefcases or packages will be permitted at the 2024 Annual Meeting. All electronic devices will need to be turned off during the 2024 Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

You hold shares as a stockholder of record if your shares are registered directly in your name in our stock transfer records, which are managed by Computershare Trust Company, N.A., our transfer agent. The Company provides the proxy materials directly to you as a stockholder of record.

You hold shares as a beneficial owner if your shares are held in a stock brokerage account or by a bank or other holder of record. This form of ownership is commonly referred to as holding shares in “street name.” Your broker, bank or other stockholder of record forwards the proxy materials and that stockholder of record’s voting instructions to you. As the beneficial owner, you direct your broker, bank or other stockholder of record how to vote your shares by following the instructions provided.

How do proxies work?

Our Board of Directors is asking you to appoint Greg Jansen and Jeff Wigfield as your proxy holders to vote your shares at the 2024 Annual Meeting. Mr. Jansen is the Company’s Senior Vice President, General Counsel and Corporate Secretary, and Mr. Wigfield is the Company's Associate General Counsel and Assistant Corporate Secretary.

You may appoint these individuals by voting your shares by Internet or by toll-free telephone call, as described below. If you receive a paper copy of the Notice of Annual Meeting and Proxy Statement, you may also vote your shares by signing, dating and returning the enclosed proxy card or voting instruction form.

Giving us your Internet or telephone vote (or signed proxy card or voting instruction form) means that you authorize Mr. Jansen and Mr. Wigfield to vote your shares at the 2024 Annual Meeting according to the voting directions you provide through the Internet or telephone voting procedures (or on the proxy card or voting instruction form).

You may vote for or against all, some or none of our director candidates. You may also (a) provide your advisory vote for or against approval of compensation paid by the Company to its named executive officers, commonly referred to as a “Say-on-Pay” proposal, and (b) vote for or against the ratification of the selection of the Company’s independent registered public accounting firm. You may also choose to abstain from voting on any of these matters.

Unless you indicate otherwise through the Internet or telephone voting procedures (or on your proxy card or voting instruction form), you also authorize your proxy holders, to the extent permitted under securities regulations, to vote your shares on any matters not known by the Board of Directors at the time this Proxy Statement was printed and that, under our Seventh Amended and Restated By-Laws (the "By-Laws"), may be properly presented for action at the 2024 Annual Meeting.

How do I vote if I am the stockholder of record?

You can vote in person at the Annual Meeting by completing a ballot at the meeting or you can vote by proxy as follows:

By Internet: The website for Internet voting is listed in the Notice Regarding the Internet Availability of Proxy Materials (or on the proxy card if you receive a paper copy of the Proxy Statement). Internet voting allows you to confirm that your instructions have been followed.

By telephone: Use the toll-free number listed in the Notice Regarding the Internet Availability of Proxy Materials (or on the proxy card if you receive a paper copy of the Proxy Statement). Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly received.

By mail (if you receive a paper copy of the Proxy Statement): Complete, sign, date and return your proxy card in the enclosed pre-addressed, postage-paid envelope.

Internet and telephone voting procedures use a control number that appears on your Notice Regarding the Internet Availability of Proxy Materials (or on your proxy card if you receive a paper copy of the Proxy Statement) to authenticate you as a stockholder of record and to allow you to confirm that your voting instructions have been properly recorded.

If you vote by Internet or telephone, you do not need to sign and return the proxy card.

Each Internet or telephone vote and each executed and returned proxy card will be voted as directed. If you sign your proxy card and do not provide voting directions, the proxy will be voted in accordance with the Board’s voting recommendations contained in this Proxy Statement.

Please contact our proxy solicitation firm, Georgeson LLC, toll-free at (866) 856-6388 if you have any questions regarding voting.

How do I vote if I am a beneficial owner through a stock brokerage account, a bank or other holder of record?

You will receive materials and instructions from your stockbroker, bank or other firm that you must follow in order to have your shares voted.

You will not be able to vote in person at the 2024 Annual Meeting unless you have previously requested and obtained a “legal proxy” from your broker, bank or other firm and present it at the 2024 Annual Meeting.

Stockholders are advised to provide their voting instructions promptly to allow brokers sufficient time to process the voting instructions. Broker non-votes will be included for purposes of determining whether a quorum is present at the 2024 Annual Meeting. Broker non-votes are proxies received by Perdoceo from brokers or nominees when the broker or nominee has neither received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.

What is a quorum?

A quorum is the number of shares that must be present at a meeting to have a valid meeting and valid vote. The required quorum to transact business at the 2024 Annual Meeting is a majority of the voting power of shares of Perdoceo common stock issued and outstanding and entitled to vote as of the Record Date.

The inspector of elections appointed for the 2024 Annual Meeting will tabulate the votes cast by proxy and in person at the 2024 Annual Meeting to determine whether or not a quorum is present. For purposes of determining whether a quorum is present, the inspector of elections will count abstentions and broker non-votes as shares that are present and entitled to vote.

Who will count the vote?

At the 2024 Annual Meeting, the inspector of elections appointed by the Board of Directors will tabulate the voting results.

What are the Board of Directors’ recommendations on each proposal?

The Board of Directors recommends that you:

•
Vote FOR all of the Board of Directors’ nominees for election as directors.
•
Vote FOR the non-binding stockholder advisory vote to approve executive compensation paid by the Company to its named executive officers.
•
Vote FOR the ratification of the selection of Grant Thornton LLP as the independent registered public accounting firm to audit the Company’s financial statements for the year ending December 31, 2024.

What vote is required to approve each proposal?

•
Election of Directors: Each outstanding share of our common stock is entitled to one vote for as many separate nominees as there are directors to be elected. If none of our stockholders provide the Company with notice of an intention to nominate one or more candidates to compete with the Board’s nominees in a director election, or if our stockholders have withdrawn all such nominations by the tenth day before the Company mails its notice of meeting to our stockholders, a nominee for director will be elected to the Board of Directors if the votes cast “FOR” the nominee exceed the votes cast “AGAINST” the nominee. Abstentions and broker non-votes have no effect on the election of directors, because directors receiving a majority of votes cast will be elected at the 2024 Annual Meeting. If the number of director nominees exceeds the number of directors to be elected, the directors will be elected by the vote of a plurality of the votes cast at the 2024 Annual Meeting. If directors are to be elected by a plurality of the votes cast, stockholders are not permitted to vote against a nominee.
•
Advisory Vote on Executive Compensation: Approval, by a non-binding advisory vote, of the compensation paid by the Company to its named executive officers requires the favorable vote of a majority of the shares of common stock present in person or by proxy and entitled to vote the subject matter at the 2024 Annual Meeting. Abstentions are treated as shares present and not voting, so abstaining has the same effect as a vote “AGAINST” this proposal. Broker non-votes will have no effect on the vote.
•
Ratification of Independent Registered Public Accounting Firm: Ratification of the selection of Grant Thornton LLP as the independent registered public accounting firm to audit the Company’s financial statements for the year ending December 31, 2024 requires the favorable vote of a majority of the shares of common stock present in person or by proxy and entitled to vote the subject matter at the 2024 Annual Meeting. Abstentions are treated as shares present and not voting, so abstaining has the same effect as a vote “AGAINST” this proposal. This proposal to ratify the appointment of

Grant Thornton LLP will be considered a “routine” matter, and accordingly, brokers and other nominees will have discretionary authority to vote on this proposal.

As provided by law, the advisory votes to approve executive compensation is non-binding. The Board will review and consider the results of the votes when determining executive compensation.

What happens if a director nominee does not receive sufficient votes to be elected to the Board of Directors?

Under Delaware law, an incumbent director who fails to receive the required vote “holds over,” or continues to serve as a director, until his or her successor is elected and qualified. The Company’s Corporate Governance Guidelines provide that the Board expects a director to tender his or her resignation if he or she fails to receive the required number of votes for re-election and that if an incumbent director fails to receive the required vote for re-election, the Nominating and Governance Committee will act on an expedited basis to determine whether to accept the director’s resignation and will submit such recommendation for prompt consideration by the Board. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation. The Nominating and Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation. If the failure of a nominee to be elected at the 2024 Annual Meeting results in a vacancy on the Board, the Board may act to fill that vacancy.

Can I change my vote or revoke my proxy?

Yes. Even after you have submitted your proxy, you may change your vote at any time before it is voted at the 2024 Annual Meeting. To change your vote for shares you own directly as a stockholder of record, you may:

•
vote again at a later date by Internet or telephone; or
•
deliver a signed and dated proxy card that is dated later than your prior executed proxy card; or
•
submit a revocation letter with a later date than your proxy card to Perdoceo’s Corporate Secretary; or
•
attend the 2024 Annual Meeting and vote in person.

To revoke your proxy or instructions for shares you hold beneficially in “street name,” you can revoke your voting instructions by informing the holder of record in accordance with that holder’s procedures.

Could other matters be decided at the Annual Meeting?

Yes. At the date of this Proxy Statement, we do not know of any other matters to be presented for consideration at the 2024 Annual Meeting. If any other item or matter does properly come before the 2024 Annual Meeting, your proxy holders will vote in their discretion on that item or matter, to the extent permitted under the regulations of the SEC.

Is there a list of stockholders entitled to vote at the Annual Meeting?

Yes. An alphabetical list of stockholders of record entitled to vote at the 2024 Annual Meeting, showing the address and number of shares registered in the name of each stockholder, will be open to the examination of any stockholder for any purpose germane to the 2024 Annual Meeting during ordinary business hours commencing May 13, 2024, and continuing through the date of the 2024 Annual Meeting at our principal offices, 1750 East Golf Road, Schaumburg, Illinois 60173.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record sharing a single address will receive only one annual report to stockholders, proxy statement or notice of Internet availability of proxy materials, as applicable. This “householding” practice reduces our printing and postage costs. If you or another stockholder of record at a single address wish to receive a separate annual report to stockholders, proxy statement or notice of Internet availability of proxy materials this year or in the future, or if you have not previously participated in householding but wish to opt in, you, he or she may do so. Please contact our Investor Relations support team at the Alpha IR Group at (312) 445-2870 or write to us at Investor Relations, Perdoceo Education Corporation, 1750 East Golf Road, Schaumburg, Illinois 60173.

If you are a “street name” holder, you can request householding by contacting your bank or broker.

Can I access the Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report on Form 10-K on the Internet?

Perdoceo’s Annual Report on Form 10-K for the year ended December 31, 2023, containing financial and other information pertaining to our company, is being made available to stockholders with this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders. The Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report on Form 10-K are available at www.ProxyVote.com.

CORPORATE GOVERNANCE AND BOARD MATTERS

The Board of Directors

The current members of the Board of Directors are:

Dennis H. Chookaszian	Kenda B. Gonzales	Patrick W. Gross
William D. Hansen	Gregory L. Jackson	Todd S. Nelson
Leslie T. Thornton	Alan D. Wheat

The Board of Directors met eight times in 2023. Each incumbent director attended at least 75% of the aggregate of the total number of Board meetings and the total number of meetings of the committees on which he or she served during the period he or she served as a director or committee member.

Directors are expected to attend annual meetings of the Company’s stockholders, including the 2024 Annual Meeting, absent unusual circumstances. The 2023 Annual Meeting of the Company’s stockholders (the "2023 Annual Meeting") was attended by all of the directors who served on the Board at the time of that meeting.

Board Leadership Structure

The Board believes that separating the Chairman of the Board and the President and Chief Executive Officer positions serves the best interests of the Company and its stockholders because it enhances communication among the Board and members of the senior executive team and enables the Board to more effectively oversee the Company’s strategy and strategy implementation.

On January 20, 2022, Todd Nelson transitioned from his role as President and Chief Executive Officer of the Company to the role of Executive Chairman of the Board, and then-director and Chairman of the Board, Thomas Lally was appointed by the Board to serve as the independent Lead Director. At the 2023 Annual Meeting, Mr. Lally retired from the Board and the Board appointed Mr. Gregory Jackson as the independent Lead Director. Effective November 15, 2023, Andrew Hurst departed as President and Chief Executive Officer and as a director on the Board of Directors of the Company, and effective November 16, 2023, Mr. Nelson was reappointed as President and Chief Executive Officer of the Company. Mr. Nelson transitioned from his position of Executive Chairman to fill such offices, and Mr. Jackson was appointed Chairman of the Board in connection with this transition. The Board affirmatively determined that Mr. Jackson was an "independent director" under the Nasdaq listing standards.

The Corporate Governance Guidelines provide that in the event the position of Chairman of the Board is held by a director that is not independent, the independent directors of the Board of Directors will designate an independent director to serve as the Lead Director. The responsibilities of a Lead Director are to preside at all meetings of the Board at which the Chairman of the Board is not present, including serving as the chairperson of the Board’s executive sessions of independent directors; serve as a liaison between the Chief Executive Officer and independent directors; consult with, and provide input to, the Chairman of the Board regarding the agenda for Board meetings and meeting schedules; and otherwise perform duties as may be delegated by the Board to assist the Board in fulfilling its responsibilities. In addition, the Lead Director has the authority to call meetings of the independent directors and is responsible for conducting exit interviews with resigning executive officers and such other persons as the Board deems necessary or appropriate.

Risk Oversight

The Board of Directors as a whole oversees the Company’s risk management through both the Company’s enterprise risk management process and the internal audit function. While the Board of Directors has the ultimate oversight responsibility for the risk management process, the Board delegates responsibility for certain aspects of risk management to its committees as described below under the heading “Committees of the Board of Directors.”

The Company has a long-standing Risk Committee which is currently comprised of the President and Chief Executive Officer (who serves as the chair), Chief Financial Officer, General Counsel, Chief Compliance Officer, Chief Internal Auditor, Risk & Insurance Program Manager, Senior Vice President—American InterContinental University System, Senior Vice President—Colorado Technical University, Chief Information Officer and Vice President—Human Resources. The Risk Committee reviews enterprise-wide, business-unit specific and other discrete topic risk surveys and assessments twice annually, along with a ranking of the Company’s top risks as determined by the Chief Executive Officer, Chief Financial Officer and Risk Management Program Director and develops implementation plans to manage the risks. The Risk Committee reports at least annually to the Compliance and Risk Committee of the Board regarding identified enterprise risks, risk assessment and mitigation, effectiveness of risk management and related matters.

The Chief Internal Auditor reports directly to the Audit Committee of the Board. The Company’s Internal Audit function prepares both annual and three-year audit plans identifying specific audit activities, scope and prioritization. These audit plans are developed utilizing enterprise risk management survey results, the COSO framework for internal controls and the IT Governance Institute’s COBIT framework and are linked to the Company’s annual business plan.

Cybersecurity. The Company focuses significant resources on protecting our technology infrastructure and the personal information therein regarding applicants, our students, their families, our alumni and our employees. The Board of Directors, as a whole, oversees the Company’s risk management through both the Company’s enterprise risk management program and the internal audit function. To identify and assess material risks from cybersecurity threats, our enterprise risk management program considers cybersecurity threat risks alongside other Company risks as part of our overall risk assessment process. The Board has delegated oversight of the Company’s management of cybersecurity risk to the Compliance and Risk Committee. Directors with experience in cybersecurity are appointed to this Compliance and Risk Committee to assist in developing strategies and processes for protecting against, responding to, and remediating information security breaches. Those directors are Dennis Chookaszian, Patrick Gross and Leslie Thornton. The Compliance and Risk Committee reviews information security matters quarterly. In addition, the full Board regularly receives updates on cybersecurity matters from our Chief Information Officer, David C. Czeszewski, at each quarterly Board meeting. The Chief Information Officer reports on, among other things, our cyber risks and threats, the status of projects to strengthen our information security systems, an assessment of the information security program, and the emerging threat landscape.

The Company also has a long-standing management-led Risk Committee (the “Risk Committee”) which is currently comprised of the President and Chief Executive Officer (who serves as the chair), Chief Financial Officer, General Counsel, Chief Compliance Officer, Chief Internal Auditor, Risk & Insurance Program Manager, Senior Vice President - American InterContinental University System, Senior Vice President - Colorado Technical University, Chief Information Officer and Vice President - Human Resources. To bolster our internal efforts to mitigate the risks posed by cybersecurity incidents and cyber-attacks, the Company engages third party experts to perform periodic cyber assessments, including security assessments using the Center for Internet Security Controls cybersecurity framework. Additionally, the Company has an information security policy and requires annual information technology security awareness training by employees. The privacy of student records under the Family Educational Rights and Privacy Act of 1974 (FERPA) is addressed by our information security policy. Information technology employees are also required to acknowledge our IT employee code of conduct on an annual basis. The Company maintains a cybersecurity risk insurance policy as an additional element of our risk mitigation strategy.

Corporate Governance Guidelines and Ethics Codes

The Board of Directors has adopted Corporate Governance Guidelines to assist it in fulfilling its responsibility to exercise its business judgment to act in what it believes to be the best interest of our stockholders. The Corporate Governance Guidelines, as amended, are posted on the Company’s website, www.perdoceoed.com, in the Investor Relations section.

The Board of Directors has adopted a Code of Ethics for Executive Officers and Senior Financial Officers specifically applicable to our executive officers and senior financial officers, including our principal executive officer and principal financial and accounting officers. We have also adopted a Code of Business Conduct and Ethics (together with the Code of Ethics for Executive Officers and Senior Financial Officers, the “Codes”) to promote honest and ethical conduct and compliance with the laws and governmental rules and regulations to which we are subject. The Code of Business Conduct and Ethics is applicable to all of our employees, officers and directors. The Code of Business Conduct and Ethics also incorporates the Company’s Conflicts of Interest Policy, among other policies. Employees are required to complete an annual ethics training course. The Company’s EthicsMatters Hotline provides for anonymous reporting of suspected violations of these Codes, and retaliation against anyone who in good faith reports a concern or cooperates with an investigation is a violation of the Code of Business Conduct and Ethics and will not be tolerated. These Codes are available on our website at www.perdoceoed.com in the Investor Relations section. Any amendments to these Codes will be promptly posted on our website. The Board of Directors must approve any waiver of one or more provisions of these Codes for executive officers or directors. Any waiver approved by the Board will be disclosed promptly on our Internet site and as otherwise required by the rules of the SEC and Nasdaq.

Transactions with Related Persons

The Board of Directors and the Company have established certain policies and procedures regarding review and approval of activities involving related person transactions as defined under applicable SEC regulations. Related persons include anyone who is or has been since the beginning of the last fiscal year a director or director nominee, an executive officer, a stockholder owning 5% or more of our outstanding common stock, or any immediate family member or associate of any of these persons. A person’s “immediate family” includes his or her spouse, parents, stepparents, children, step-children, brothers and sisters, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than a tenant or employee) sharing the person’s home. A person’s “associates” include (a) any corporation or organization (other than the Company or its subsidiaries) of which the person is an officer or partner, or is directly or indirectly the beneficial owner of 10% or more of any class of equity securities; (b) any trust or other estate in which the person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity; and (c) any member of the person’s immediate family who has the same home as the person or who is a director or officer of the Company or any of its subsidiaries.

As stated in the Audit Committee's charter, the Board has delegated to the Audit Committee the responsibility to review, approve or ratify any transactions with related persons required to be reported in the Company’s periodic reports with the SEC to determine if such transaction is in the best interests of the Company and its stockholders and is consistent with applicable legal or regulatory requirements. Various policies and procedures require disclosure of and assistance with monitoring for transactions or relationships that may constitute potential related person transactions. The Company’s Code of Business Conduct and Ethics and the Code of Ethics for Executive Officers and Senior Financial Officers discussed above under the heading “Corporate Governance Guidelines and Ethics Codes” require disclosure of potential conflicts of interest. The Company’s EthicsMatters Hotline for anonymous reporting of suspected violations of these Codes supports our monitoring procedures. Directors and executive officers are also required to disclose potential and existing related person transactions when completing annual questionnaires. Corporate legal and accounting staff members also review non-employment related payments to any director or executive officer or any entity that has been identified as a potential affiliate of a director or executive officer.

Based on these reviews, there have been no related person transactions that would require disclosure in this Proxy Statement, nor are we aware of any business or other relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Corporate Responsibility

We are committed to serving and educating our students and conducting our business in ways that are responsible for the environment, the community and our stakeholders without compromising the ability of future generations to meet their own needs. We also recognize the importance of holistic social policies and practices in encouraging and equipping employees to be effective contributors within our organization and the surrounding communities.

We strive to address ongoing environmental concerns, implement responsible social practices and effectively manage sustainability risks and opportunities in order to promote long-term sustainable growth. With a deliberate focus and commitment to the engagement of our employees and educational institutions, we strive to fulfill our mission to serve as an innovator in higher education and to operate our business in a way that respects our students, employees, the community and the planet. The Sustainability section of our website at www.perdoceoed.com highlights some of our responsible environmental practices, our values, our tuition assistance program that supports the professional development of our employees and their dependents, our support of community involvement by providing our eligible employees with paid volunteer time off, the importance of diversity and inclusion and our scholarship funds to benefit our students. Nothing on our website, including our Sustainability page, shall be incorporated by reference into this Proxy Statement.

Committees of the Board of Directors

The Board of Directors has established a standing Audit Committee, Compensation Committee, Compliance and Risk Committee and Nominating and Governance Committee (each, a “Committee”), each composed entirely of directors who are “independent,” as defined in the Nasdaq listing standards. Each Committee has a written charter that is posted on our website, www.perdoceoed.com, in the Investor Relations section. Each Committee reports to the full Board of Directors regarding carrying out the Committee responsibilities set forth in its charter. In 2023, the Audit Committee held eight meetings, the Compensation Committee held six meetings, the Compliance and Risk Committee held three meetings and the Nominating and Governance Committee held five meetings.

The Board determines Committee assignments annually following the election of directors at the Annual Meeting of Stockholders and at other times as circumstances warrant, in each case upon the recommendation of the Nominating and Governance Committee. The current Committee assignments of the independent directors are shown in the table below.

Director	Audit	Compensation	Compliance and Risk	Nominating and Governance
Dennis H. Chookaszian	X		X	X
Kenda B. Gonzales	X (Chairperson)		X
Patrick W. Gross	X	X	X (Chairperson)
William D. Hansen		X (Chairperson)		X
Gregory L. Jackson *		X		X
Leslie T. Thornton	X		X	X (Chairperson)
Alan D. Wheat		X		X

*Mr. Jackson was appointed Chairman of the Board on November 15, 2023.

Audit Committee

The Audit Committee, among other of its responsibilities:

•
Oversees our accounting and financial reporting processes, audits of our financial statements, the internal audit department, qualitative aspects of financial reporting to stockholders and the Company’s processes to manage business and financial risk.
•
Retains and oversees our independent registered public accounting firm, including reviewing its independence.
•
Pre-approves all audit services and permissible non-audit services.
•
Reviews, approves or ratifies any transactions with related persons required to be reported in the Company’s periodic reports with the SEC.

The Audit Committee is composed solely of directors who meet all of the independence standards for audit committee members as set forth in the Sarbanes-Oxley Act of 2002, the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and Nasdaq listing standards. After reviewing the qualifications of the Audit Committee’s members, and any relationships they have with Perdoceo that might affect their independence from Perdoceo, the Board of Directors determined that (1) all current members of the Audit Committee are “independent” as that concept is defined in Section 10A of the Exchange Act and as defined in the Nasdaq listing standards, (2) all current members of the Audit Committee are financially literate, and (3) Mr. Chookaszian and Ms. Gonzales each qualify as an audit committee financial expert under the applicable rules promulgated under the Exchange Act.

Compensation Committee

The Compensation Committee, among other of its responsibilities:

•
Establishes and reviews the overall compensation philosophy of the Company.
•
Reviews and approves the corporate goals and objectives relevant to Chief Executive Officer compensation; evaluates the Chief Executive Officer’s performance in light of those goals and objectives; determines the Chief Executive Officer’s compensation level based on this evaluation; and presents this assessment and determination to the full Board for ratification.
•
Reviews and approves the compensation of each of our other executive officers, based, in part, upon recommendations from the President and Chief Executive Officer.
•
Administers the Company’s incentive compensation plans and the Clawback Policy (as defined below).
•
Approves and evaluates all compensation plans, policies and programs as they affect the executive officers, except for broad-based welfare, retirement and other benefit plans, and policies and programs applicable to employees generally (the responsibility for which has been delegated to the Company’s Employee Benefits Committee).
•
Periodically reviews the Company’s strategies and initiatives related to the attraction, development and retention of human capital necessary to meet the Company’s needs.

See “Executive Officers and Executive Compensation—Compensation Discussion and Analysis” and “Executive Officers and Executive Compensation—Compensation Committee Report” below.

The Compensation Committee is composed solely of directors who meet all of the independence standards for compensation committee members as set forth in the Exchange Act and Nasdaq listing standards. After reviewing any relationships the Compensation Committee members have with Perdoceo that might affect their independence from Perdoceo, the Board of Directors has determined that all current members of the Compensation Committee are “independent” as that concept is defined by Rule 10C-1 under the Exchange Act and as defined in the Nasdaq listing standards.

Delegation of Authority. The Compensation Committee Charter specifies that the President and Chief Executive Officer establishes incentive awards, termination arrangements and salary levels for officers other than our executive officers; the President and Chief Executive Officer provides periodic reports to the Compensation Committee on these matters.

Pursuant to the Company’s Amended and Restated 2016 Incentive Compensation Plan (the “2016 Plan”) and guidelines and procedures adopted thereunder, the Compensation Committee has delegated authority to our President and Chief Executive Officer to make equity awards to new employees and existing employees (except those who are executive officers under Section 16 of the Exchange Act) of up to 100,000 shares of restricted stock or restricted stock units and up to 100,000 shares in the form of stock options during any 12-month period, with no individual award to exceed 50,000 shares or a total value of $100,000.

The Compensation Committee and the Board also have established an Employee Benefits Committee to administer our health and welfare plans, our Employee Stock Purchase Plan (a Section 423 plan under the Internal Revenue Code), our 401(k) plan and general employee benefits plans and programs (but excluding any plans or programs affecting solely our executive officer group). The Employee Benefits Committee is composed of the Chief Financial Officer, General Counsel, Senior Vice President – American InterContinental University System, Senior Vice President – Colorado Technical University, Chief Employee Benefits Officer and any other members from time to time appointed by the Board. The Employee Benefits Committee reports its activities and actions to the Compensation Committee on a quarterly basis.

Role of Executive Officers and Management. The Chief Financial Officer, General Counsel and the Company’s designated executive compensation representative generally attend each meeting of the Compensation Committee (except for its executive sessions without management present) to provide input regarding senior management’s view on our overall compensation programs, to provide feedback from key management on the forms of compensation and whether specific forms of compensation and specific performance measures and targets provide appropriate incentives for desired goals and objectives and to provide the Compensation Committee with information such as each executive’s experience, compensation and promotion history, development and other materials necessary or useful to the Compensation Committee’s deliberations. The President and Chief Executive Officer generally attends the meetings of the Compensation Committee (except for its executive sessions without management present) and submits recommendations to the Compensation Committee concerning performance and pay for the executive officers, excluding himself. As noted above, the President and Chief Executive Officer establishes incentive awards, termination arrangements and compensation levels for Company officers other than the executive officers, which he does in consultation with the Human Resources department.

Role of Compensation Consultants and Compensation Consultant Conflicts of Interest. As further described below in “Executive Officers and Executive Compensation—Compensation Discussion and Analysis,” the Compensation Committee retained Pay Governance LLC (“Pay Governance”), an independent compensation and benefits consulting firm, to assist the Compensation Committee on executive compensation matters for 2023 executive compensation. Pay Governance advised the Compensation Committee on compensation trends and practices, prepared competitive market reviews on executive compensation levels, provided analyses and data compilations regarding executive compensation and advised on executive pay recommendations for our executive officers. A representative of Pay Governance attends most meetings of the Compensation Committee, including certain executive sessions without management present.

The Compensation Committee has adopted a policy requiring its compensation consultant to be independent of Company management. The policy requires that the independent consultant:

•
Be retained and terminated by the Compensation Committee.
•
Report solely to the Compensation Committee.
•
Be independent of the Company.
•
Not provide any service or undertake any work for the Company other than that performed for the Compensation Committee, and as may from time to time be authorized by the Compensation Committee at the request of the Nominating and Governance Committee of the Board of Directors.
•
Not provide any unrelated services or products to the Company and its affiliates or management, except as allowed under the rules and regulations of the SEC and of any national stock exchange on which securities of the Company are listed.

The Compensation Committee performs a periodic assessment of its consultant’s independence in which it considers the nature and amount of work performed during the year, the nature of any unrelated services performed for the Company, the amount of fees paid for those services in relation to the firm’s total revenues, the consultant’s policies and procedures designed to prevent conflicts of interest, any business or personal relationships between the consultant and any Compensation Committee member or executive officer, and the amount of Company stock owned by the consultants working for the Company. The consultant also periodically prepares a letter for the Compensation Committee providing appropriate assurances and confirmation of the consultant’s independent status. In 2023, Pay Governance did not provide any services to the Company beyond its role as independent consultant to the Compensation Committee. Based on the above analysis, the Compensation Committee determined that the work of Pay Governance as compensation consultant to the Committee for 2023 executive compensation did not raise any conflict of interest.

Compliance and Risk Committee

The Compliance and Risk Committee, among other of its responsibilities:

•
Reviews significant compliance and risk areas and the steps the Company has taken to monitor, control and report these exposures.
•
Monitors the effectiveness of, and recommends improvements to, the Company’s compliance and risk programs.
•
Reviews and approves the Company’s compliance and risk governance structure, including the enterprise risk management and information security frameworks, key risk policies and critical risk tolerance adopted by the Company.
•
Reviews and monitors Company policies and frameworks pertaining to information security and cyber threats.
•
Reviews the effectiveness of the Company’s system for monitoring compliance with laws and regulations relating to the administration of student financial aid and related matters.
•
Monitors compliance with the Company’s codes of conduct and ethics.
•
Monitors procedures for the receipt, retention and treatment of complaints received by the Company regarding compliance matters.

The Compliance and Risk Committee works closely with other Committees to ensure related matters are addressed in the appropriate Committee.

Nominating and Governance Committee

The Nominating and Governance Committee, among other of its responsibilities:

•
Identifies candidates who are eligible to serve as directors under the qualification standards set forth in our Corporate Governance Guidelines.
•
Reviews the size and structure of the Board, including the independence of the directors.
•
Recommends the membership of Committees to the Board.
•
Monitors and identifies best practices in corporate governance and recommends, to the extent required or considered desirable, corporate governance principles to the Board.
•
Reviews potential conflicts of interest of prospective Board members.
•
Reviews and recommends to the Board the compensation and benefits of directors, taking into consideration the director compensation goals included in the Corporate Governance Guidelines.
•
Oversees the evaluation of the Board and each Committee, including through coordinating annual Board self-assessments and evaluations.

Director Selection Process

Director Independence

Our Corporate Governance Guidelines and Nominating and Governance Committee charter require that at least two-thirds of the Board consist of non-employee independent directors as defined under Nasdaq’s listing standards and any other applicable laws or regulations.

Nominating Procedures and Director Qualifications

Our By-Laws address the director nominee selection process, and our Corporate Governance Guidelines address director qualifications.

The Nominating and Governance Committee considers candidates for the Board from any reasonable source, including stockholder and Board recommendations. The Nominating and Governance Committee does not evaluate candidates differently based on who has proposed the candidate. The Nominating and Governance Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating director candidates. The Nominating and Governance Committee recommends candidates for nomination to the Board of Directors.

Stockholders who wish to suggest qualified director candidates for consideration by the Nominating and Governance Committee should write to the Corporate Secretary, Perdoceo Education Corporation, 1750 East Golf Road, Schaumburg, Illinois 60173, specifying the name of the candidate and stating in detail the person’s qualifications. A written statement from the candidate, consenting to be named as a candidate and to serve as a director if nominated and elected, should accompany the recommendation. Stockholders who wish to nominate a director for election at an annual meeting of the stockholders of the Company must comply with the Company’s By-Laws regarding stockholder proposals and nominations. See “Other Information—Proposals of Stockholders” contained in this Proxy Statement.

The Nominating and Governance Committee considers the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met by a nominee recommended by the Nominating and Governance Committee, the Board or by a stockholder. The Nominating and Governance Committee believes that each member of the Board should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters and no conflict of interest that would interfere with his or her performance as a director. In evaluating and selecting new directors, the Nominating and Governance Committee considers whether the candidate meets the definition of independent director as specified in Nasdaq’s listing standards, as well as such candidate’s strength of character, mature judgment, career specialization, relevant technical skills and the extent to which the candidate would fill a present need for the Board.

In addition, while the Nominating and Governance Committee does not have a formal policy mandating the consideration of diversity in identifying or evaluating director nominees or directors, the Nominating and Governance Committee considers factors such as diversity when evaluating directors and director candidates, with diversity being broadly understood by the Nominating and Governance Committee to mean a variety of backgrounds, qualifications and personal characteristics. The Nominating and Governance Committee has sought candidates with diverse backgrounds and experience in academia, government regulation of postsecondary education, investing, Internet and digital media, accounting, finance and public companies to provide the Board with informed perspectives on the complex business and regulatory environment in which the Company operates. Set forth below is the board diversity matrix required by the Nasdaq listing standards.

Board Diversity Matrix (as of April 12, 2024)
Total Number of Directors	8
	Female	Male
Gender Identity
Directors	2	6
Demographic Background
African American or Black	1	1
White	1	5

In the case of a current director being considered for re-nomination, the Nominating and Governance Committee also takes into consideration the director’s history of meeting attendance, tenure and preparation for and participation at Board and Committee meetings. The Nominating and Governance Committee generally seeks to have a range of tenures on the Board so that there is a mix of new and longer-term directors to provide a balance of perspectives.

Specific Qualifications, Attributes and Skills Our Directors Bring to the Board

The attributes, skills and experience that our Board members bring to the Company must support the Company’s strategies and actions necessary in dealing with regulatory and economic uncertainties. The discussion below describes the key experiences, qualifications, attributes and skills that led the Nominating and Governance Committee to the conclusion that the director nominees are qualified to serve as directors of the Company at this time. However, this summary is not meant to be a complete description of all of the skills and attributes of the director nominees. Additional details on our individual director nominees are presented in their biographies in “Items to be Voted On—Proposal 1: Election of Directors” below.

Educational Services and Related Legal and Regulatory Experience. The Company offers a comprehensive array of educational programs. We operate in a highly regulated industry, which has significant impacts on our business and creates risks and uncertainties. In recent years, there has been substantial focus by various members of the U.S. Congress and federal agencies, including the Department of Education (the “Department”), the Consumer Financial Protection Bureau (the “CFPB”), state attorneys general and the Federal Trade Commission (the “FTC”), on the role that for-profit educational institutions play in higher education. Directors with experience in education and its regulation bring vital experience in understanding regulatory oversight and how it affects academics and operations. They can assist the Board (a) in identifying trends that may impact the Company’s operations, services or business model, (b) in developing compliance models and (c) in delivering academic services.

Strategic Planning and Growth Initiatives. The Company’s academic institutions offer a quality postsecondary education primarily online to a diverse student population, along with campus-based and blended learning programs. Our accredited institutions—Colorado Technical University (“CTU”) and the American InterContinental University System (“AIUS”)—provide degree programs from the associate through doctoral level as well as non-degree seeking and professional development programs. Directors with experience in strategic planning help the Board to oversee the Company’s strategic planning process through identifying growth and other objectives; defining imperatives in compliance, service delivery and other areas; assessing the appropriate business models for our institutions; and analyzing other critical strategic issues for the Company.

Investment Management and Other Financial Expertise. The Board’s strategic planning oversight extends to reviewing and providing input on the Company’s annual business plan and longer-term strategic plan. Those directors with experience in analyzing businesses and developing investment strategies from the investors’ perspective assist the Board in evaluating and establishing the Company’s business plans with the objective of creating value for stockholders.

Directors with experience in financial accounting and reporting, particularly for public companies, bring to the Board the financial expertise and financial literacy required to assist the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, financial reporting and internal control practices of the Company.

Marketing. The Company’s business model has historically been highly dependent on brand management and direct marketing, much in the manner that consumer companies market goods and services. Like other companies in the postsecondary education sector, the Company’s marketing programs are subject to extensive federal, state, and local legislation, regulation and scrutiny. Directors with marketing expertise assist the Board in evaluating the Company’s marketing and brand management programs, in assessing alternative marketing approaches, in reviewing the impacts of regulatory requirements on our marketing efforts and approach and applying similar considerations critical to the business models utilized to create organic growth for the Company.

Governance. In discharging its duties, the Board is cognizant of its corporate governance responsibilities across numerous areas from its self-organization, director nomination process, executive compensation, stockholders, and other matters. Directors who gain expertise in corporate governance trends from their other public company boards or other activities assist the Board in early identification of and decision-making on corporate governance matters.

Digital Business and Information Technology. The Company delivers online education through its online programs and campuses and has implemented the use of sophisticated personalized learning technologies. The Company continues to invest in its methods for delivering online education, as it seeks to differentiate its institutions through its information technology architecture. Directors with experience working with information technology-intensive businesses assist the Board in overseeing the Company’s information system initiatives, including the development of online programs, and understanding the strengths and risks related to the Company’s online programs and technology infrastructure.

Cybersecurity. In the course of its business, the Company collects and stores sensitive data, including proprietary information and personally identifiable information of our students, employees, and business partners in our data centers and on our networks. The continued occurrence of high-profile data breaches in the market generally provides evidence of serious threats to information security, and, in this regard, the Company’s networks are vulnerable to unauthorized access and security threats. Directors with experience in cybersecurity assist the Board in developing strategies and processes for protecting against and, in the event our networks become compromised, responding to and remediating information security breaches.

Board Skills Matrix

The table below summarizes the specific qualifications, attributes and skills that led the Nominating and Governance Committee to the conclusion that the director nominees are qualified to serve as directors of the Company at this time. This summary, however, is not meant to be a complete description of all of the skills and attributes of the director nominees. Additional details on our individual director nominees are presented in their biographies; see “Items to be Voted On—Proposal 1: Election of Directors” below. An “X” indicates that the required expertise is a specific factor considered in nominating the individual to serve on the Board and, for incumbent Board members, is a specific area of focus or expertise on which the Board relies. Lack of an “X” does not mean that the director nominee does not possess the identified expertise.

Board of Directors (as of April 12, 2024)
Required Expertise	Dennis Chookaszian	Kenda Gonzales	Patrick Gross	William Hansen	Gregory Jackson	Todd Nelson	Leslie Thornton	Alan Wheat
Educational Services and Related Legal and Regulatory Experience		x		x	x	x	x	x
Strategic Planning and Growth Initiatives	x	x	x	x	x	x
Investment Management and Other Financial Expertise	x	x	x	x	x	x
Marketing	x		x			x
Governance	x		x	x		x	x
Digital Business and Information Technology	x		x
Cybersecurity	x		x				x

Communications with the Board of Directors

Stockholders or other interested parties may communicate with the Board of Directors by sending a letter to the Board of Directors, c/o Corporate Secretary, Perdoceo Education Corporation, 1750 East Golf Road, Schaumburg, Illinois 60173. The Corporate Secretary will receive the correspondence and forward it to the director or directors to whom the communication is addressed. From time to time, the Board of Directors may change the process by which stockholders may communicate with the Board or its members. Please refer to the Investor Relations section of our website, www.perdoceoed.com, under the caption “Corporate Governance” for any changes in this process.

DIRECTOR COMPENSATION

For 2023, each independent director, other than the Chairman of the Board, received an annual retainer of $80,000 and the independent Lead Director received an additional retainer of $20,000, payable in quarterly installments. The Chairman of the Board receives an annual retainer of $130,000. In addition, each independent director who serves as a Board Committee chairperson also receives an additional annual retainer of $15,000, payable in quarterly installments. An individual meeting fee of $1,500 is paid to the independent directors, including an independent Chairman of the Board with respect to meetings of the full Board, for each Board and Committee meeting commencing with the 18th such Board or 18th such Committee meeting in the 12-month period following the annual meeting of the Company’s stockholders.

In addition, under the director compensation program, each independent director received an annual grant of restricted stock units under the 2016 Plan on the date of our 2023 Annual Meeting with a $100,000 target value at grant, and new directors who join the Board during the year receive a pro rata equity award for their partial year of service. For the 2023-2024 director term, each independent director elected at the 2023 Annual Meeting was granted 7,827 restricted stock units, with each unit representing the contingent right to receive one share of Company common stock on June 14, 2024, subject to continued Board service through the 2024 Annual Meeting of Stockholders.

The Nominating and Governance Committee has the responsibility to review independent director compensation on a periodic basis and to recommend changes to the Board of Directors. In August 2023, the Nominating and Governance Committee reviewed a 2023 Board Pay Competitiveness Study prepared by its independent compensation consultant, which concluded that the Company's board pay was at the lower end of the competitive range. Based on this study, the Nominating and Governance Committee recommended to the Board of Directors, and the Board of Directors approved, the following changes to independent director compensation: (i) increase the additional annual retainer of each independent director who serves as a Board Committee chairperson for the Compensation, Compliance & Risk, and Nominating & Governance Committees to $20,000; (ii) increase the additional annual retainer of the independent director who serves as the Audit Committee chairperson to $25,000; and (iii) increase the directors' annual equity award target value to $125,000. The annual retainer for Independent Chairman of the Board remained at $130,000, and the additional annual retainer for Lead Director remained at $20,000. All changes were effective as of July 1, 2023, except for the annual equity award, which will be awarded at the 2024 Annual Meeting.

The final quarterly payment with respect to a calendar year is contingent on the director having attended at least 75% of the aggregate of the total number of Board meetings (held during the portion of the year for which such individual has been a director) plus the total number of meetings held by all Committees on which such person served (during the portion of the year that the person served on such Committee). In the event the director has not achieved such attendance level, the director will forfeit the entire amount of the final quarterly retainer payment. This forfeiture provision does not apply to (1) Board or Committee meeting fees payable when the Board or Committee holds 18 or more meetings during the calendar year, or (2) equity awards (described below).

All directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending Board and Committee meetings and associated with Board or Committee responsibilities, including attendance at one director education program each year. We do not believe the reimbursement of expenses related to attendance at such director education programs to be perquisites as directors are expected to attend such programs, which are integrally and directly related to their service as directors.

Todd Nelson is an employee director and therefore does not receive any additional compensation as a member of the Board. The compensation of Mr. Nelson for 2023 is addressed under the headings “Executive Officers and Executive Compensation—Compensation Discussion and Analysis” and “Executive Officers and Executive Compensation—Compensation Tables.”

Each director is covered by our directors’ and officers’ insurance policy and also has an indemnification agreement providing indemnification and advancement of expenses to the fullest extent permitted by Delaware law.

The total compensation of our independent directors for the year ended December 31, 2023 is shown in the table below.

2023 Director Compensation

Name	Fees Earned in Cash	Stock Awards(1)	Total
Dennis H. Chookaszian (2)	$80,000	$94,002	$174,002
Kenda B. Gonzales (3)	$100,000	$94,002	$194,002
Patrick W. Gross (4)	$97,500	$94,002	$191,502
William D. Hansen (5)	$97,500	$94,002	$191,502
Gregory L. Jackson (6)	$110,082	$94,002	$204,084
Thomas B. Lally (7)	$84,643	$—	$84,643
Leslie T. Thornton (8)	$97,500	$94,002	$191,502
Alan D. Wheat (9)	$80,000	$94,002	$174,002

(1)
Stock Awards represent time-based, stock - settled restricted stock units. Amounts were calculated as the aggregate grant date fair value, excluding the effect of estimated forfeitures, and utilizing the provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718—Compensation—Stock Compensation (“FASB ASC 718”). See Note 14 of the notes to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 for information regarding the assumptions used in the valuation of our equity awards.
(2)
As of December 31, 2023, Mr. Chookaszian held options to purchase 73,075 shares of Company common stock, 7,827 restricted stock units and 14,619 deferred stock units. The deferred stock units are vested and represent the right to receive one share of the Company’s common stock upon termination of service to the Company.
(3)
Chairperson of the Audit Committee. As of December 31, 2023, Ms. Gonzales held options to purchase 34,590 shares of Company common stock and 7,827 restricted stock units.
(4)
Chairperson of the Compliance and Risk Committee. As of December 31, 2023, Mr. Gross held options to purchase 73,075 shares of Company common stock, 7,827 restricted stock units and 14,619 deferred stock units. The deferred stock units are vested and represent the right to receive one share of the Company’s common stock upon termination of service to the Company.
(5)
Chairperson of the Compensation Committee. As of December 31, 2023, Mr. Hansen held options to purchase 19,179 shares of Company common stock and 7,827 restricted stock units.
(6)
Chairman of the Board since November 16, 2023. Lead Director from May 25, 2023 until November 15, 2023. As of December 31, 2023, Mr. Jackson held options to purchase 73,075 shares of Company common stock, 7,827 restricted stock units and 14,619 deferred stock units. The deferred stock units are vested and represent the right to receive one share of the Company’s common stock upon termination of service to the Company.
(7)
On May 25, 2023, Mr. Lally retired from the Board of Directors.
(8)
Chairperson of the Nominating and Governance Committee. As of December 31, 2023, Ms. Thornton held options to purchase 73,075 shares of Company common stock, 7,827 restricted stock units and 14,619 deferred stock units. The deferred stock units are vested and represent the right to receive one share of the Company’s common stock upon termination of service to the Company.
(9)
As of December 31, 2023, Mr. Wheat held 7,827 restricted stock units.

Stock Ownership Guidelines

The Board of Directors expects independent directors to be active participants in improving stockholder value by maintaining a predetermined level of ownership of Company common stock. Accordingly, the Company maintains stock ownership guidelines that apply to our executive officers and independent directors. On March 7, 2023, the Compensation Committee approved the Company’s Amended and Restated Stock Ownership Guidelines (the “Guidelines”). Under the Guidelines, the independent director ownership target is set at three times the base cash annual retainer for independent directors (excluding any additional retainer amounts for Committee or Chairperson service). There is no specific period of time under the guidelines by which independent directors are required to achieve their ownership target; however, the Board expects each independent director to make continuous progress toward his or her ownership target and retain at least 75% of the “net shares” from equity awards received until such director’s ownership target has been achieved. As of the 2023 annual valuation under the Guidelines, all independent directors at that time were in compliance with the retention requirements and the majority had attained the applicable ownership guideline. See “Executive Officers and Executive Compensation—Compensation Discussion and Analysis—VIII. Corporate Governance Matters—Stock Ownership Guidelines” for further information regarding these stock ownership guidelines.

EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

Executive Officers

Set forth below are the biographies of, and a table identifying, our executive officers as of March 28, 2024, except for Todd S. Nelson, President and Chief Executive Officer, whose biography can be found in “Matters to be Voted On—Proposal 1: Election of Directors.”

Name	Age	Position
Elise L. Baskel	46	Senior Vice President—Colorado Technical University

David C. Czeszewski	60	Senior Vice President, Chief Information Officer

Ashish R. Ghia	47	Senior Vice President, Chief Financial Officer and Treasurer

Greg E. Jansen	49	Senior Vice President, General Counsel and Corporate Secretary

John R. Kline	61	Senior Vice President—American InterContinental University System

Michele A. Peppers	48	Vice President, Chief Accounting Officer

The Board of Directors elects our executive officers annually. The executive officers serve at the discretion of the Board of Directors. There are no family relationships among any of the directors or executive officers of Perdoceo.

Elise L. Baskel was appointed Senior Vice President – Colorado Technical University effective January 20, 2022, after serving the Company as Chief Operating Officer of Colorado Technical University since 2019. Ms. Baskel joined the Company in 2010 and has served in various positions of increasing responsibility, including Vice President of University Strategy and Operations from 2016 to 2019. Before joining the Company, Ms. Baskel was a Project Director at Insight to Action, a business growth consulting firm, from 2008 to 2010, leading teams conducting research for various companies in the food and beverage industry. From 2005 to 2007, Ms. Baskel served as Brand Manager for Sara Lee, a bread and dessert company, and from 2000 to 2005 she worked as an Engagement Manager for Prophet, a global brand consulting firm. Ms. Baskel received a Bachelor of Science degree in business administration from the University of Illinois at Urbana-Champaign and a Master of Business Administration from Northwestern University’s Kellogg Graduate School of Management.

David C. Czeszewski joined the Company in 2001 and currently serves as Senior Vice President and Chief Information Officer. Prior to being appointed Interim Chief Information Officer in 2013, Mr. Czeszewski served as Chief Technology Infrastructure Officer managing the enterprise technology infrastructure and service management functions of the Company. He previously served as Chief Information Officer for the Company’s then Online Education Group from 2005 to 2006. Mr. Czeszewski has also held roles such as Vice President of Strategic Development, overseeing Internet development with a special focus on admissions effectiveness, and Director of Project Office/Major Projects, overseeing the enterprise upgrade of a student administration system at each of the Company’s campuses, the centralization of a datacenter and the creation of a new wide-area network. Prior to joining the Company, Mr. Czeszewski was Vice President of Product Development for Commerx, Inc., a provider and operator of eBusiness networks enabling companies and their trading companies to optimize supply chains. He has worked in the technology field since 1986, serving in the consumer electronics, financial services, software product development, and postsecondary education industries. Mr. Czeszewski received a Bachelor of Arts degree in business and computer studies from Lake Forest College and a Master of Business Administration from Dominican University.

Ashish R. Ghia was appointed Senior Vice President and Chief Financial Officer effective March 1, 2018, after serving as Interim Chief Financial Officer since September 21, 2017, and was appointed Treasurer effective December 27, 2021. Mr. Ghia joined the Company in June 2008 and has served in various financial planning and analysis roles of increasing responsibility, including as Vice President Finance since February 2016 and Vice President Financial Planning & Analysis from October 2012 through January 2016. Mr. Ghia has also served as Assistant Treasurer of the Company from August 2016 until his appointment as Treasurer. Prior to joining the Company, he was a Business Finance Manager with Sears Holdings Corporation from 2006 to 2008, and also held associate positions with PricewaterhouseCoopers LLP and Ernst & Young. Mr. Ghia holds a Bachelor of Commerce degree in financial accounting and audit from the University of Mumbai and a Master of Business Administration from Georgia State University and is a certified public accountant.

Greg E. Jansen was appointed Senior Vice President, General Counsel and Corporate Secretary effective March 16, 2022. Mr. Jansen joined the Company in 2005 as an Associate General Counsel, and served as Vice President and Deputy General Counsel from 2011 until his appointment as Senior Vice President, General Counsel and Corporate Secretary. Prior to joining the Company, Mr. Jansen worked at the law firm of Katten Muchin Rosenman in its corporate group, primarily working on general corporate, securities, private equity and merger and acquisition matters. Mr. Jansen received a Bachelor of Arts degree from Illinois Wesleyan University and a law degree from the University of Minnesota Law School.

John R. Kline joined the Company in October 2015 as Senior Vice President—American InterContinental University. Reflecting AIU’s implementation of a university system, Mr. Kline currently serves as Senior Vice President—American InterContinental University System. Mr. Kline also serves as President of the American InterContinental University System. Prior to joining the Company, Mr. Kline served in executive leadership roles at several large education companies in the United States. He served as Senior Vice President of Operations of Education Management Corporation (“EDMC”) from July 2011 to December 2013, where he also served as President of EDMC’s Online Higher Education Division from July 2009 to January 2013 and as Senior Vice President of Student Acquisition and Retention from April 2009 to July 2009. Prior to his service at EDMC, from October 2007 to April 2009 Mr. Kline was the Chief Executive Officer of Nelnet Enrollment Solutions (“Nelnet”), which provided solutions to higher education institutions in the area of marketing, recruiting and retention of high-quality students. Prior to his service at Nelnet, Mr. Kline held several roles of increasing responsibility at the University of Phoenix and Apollo Group Inc. (now known as Apollo Education Group, Inc.) from 1996 to 2007, including serving as the Chief Administrative Officer from February 2006 to October 2007. Mr. Kline received a Bachelor of Science degree in accounting from Arizona State University.

Michele A. Peppers has served as the Company’s principal accounting officer since April 2015. Ms. Peppers has served in the Company’s finance and accounting departments since 2004 in various roles of increasing responsibility. She has served in her current role of Vice President—Accounting and Reporting, Chief Accounting Officer, since October 2014 and her prior positions with the Company have included Vice President and Assistant Controller from November 2012 to October 2014 and Director of Financial Reporting from March 2009 to November 2012. Prior to joining the Company, she worked as an Accounting Manager for RJ Nelson Enterprises, an owner/operator of restaurants. Ms. Peppers received a Bachelor of Science degree in accounting from the University of Illinois at Chicago and is a certified public accountant.

Compensation Discussion and Analysis

This compensation discussion and analysis describes how the Compensation Committee of our Board of Directors (the “Compensation Committee”) oversees the design and administration of executive compensation programs and how and why the Compensation Committee made its compensation decisions relating to 2023 compensation for executive officers, including the named executive officers. For 2023, our named executive officers were:

Name	Current Title	Tenure in Role
Todd S. Nelson	President and Chief Executive Officer Executive Chairman	August 12, 2015—January 19, 2022; November 16, 2023—Present January 20, 2022—November 15, 2023
Ashish R. Ghia	Senior Vice President and Chief Financial Officer and Treasurer	March 1, 2018—Present as CFO January 20, 2022—Present as Treasurer
Elise L. Baskel	Senior Vice President, Colorado Technical University	January 20, 2022—Present
Greg E. Jansen	Senior Vice President, General Counsel and Corporate Secretary	March 16, 2022—Present
John R. Kline	Senior Vice President, American InterContinental University System	October 19, 2015—Present
Andrew H. Hurst	Former President and Chief Executive Officer	January 20, 2022—November 15, 2023

This discussion is divided into the following sections:

I.
Executive Overview
II.
Setting Executive Compensation Consistent with the Company’s Compensation Philosophy
III.
Competitive Positioning
IV.
2023 Compensation Decisions
V.
November 2023 Compensation Changes Related to Executive Transition
VI.
2024 Compensation Changes
VII.
Other Compensation and Benefits
VIII.
Corporate Governance Matters
IX.
Regulatory Considerations

I. Executive Overview

Business Update

Perdoceo’s accredited academic institutions offer a quality postsecondary education primarily online to a diverse student population, along with campus-based and blended learning programs. The Company’s academic institutions – Colorado Technical University and the American InterContinental University System – provide degree programs from the associate through doctoral level as well as non-degree seeking and professional development programs. Our academic institutions offer students industry-relevant and career-focused academic programs that are designed to meet the educational needs of today’s busy adults. CTU and AIUS continue to show innovation in higher education, advancing personalized learning technologies like their intellipath® learning platform and using data analytics and technology to serve and educate students while enhancing overall learning and academic experiences. Perdoceo's institutions are committed to providing quality education that closes the gap between learners who seek to advance their careers and employers needing a qualified workforce.

For-profit postsecondary education is a highly regulated industry, which has significant impacts on our business and creates risks and uncertainties. In recent years, Congress, the Department, states, accrediting agencies, the CFPB, the FTC, state attorneys general, consumer advocacy groups and the media have all scrutinized the for-profit postsecondary education sector. Congressional hearings and roundtable discussions were held regarding various aspects of the education industry, including issues surrounding student debt as well as publicly reported student outcomes that may be used as part of an institution’s recruiting and admissions practices, and reports were issued that were highly critical of for-profit colleges and universities. A group of influential U.S. senators, consumer advocacy groups and some media outlets have strongly and repeatedly encouraged the Department, the Department of Defense and the Department of Veteran Affairs and its state approving agencies to take action to limit or terminate the participation of institutions such as ours in existing tuition assistance programs. In several cases, these groups have received significant financial support from third parties critical of our sector and have aligned on messaging that negatively impacts our sector during policy and rulemaking discussions. In addition, the current administration has made student loan forgiveness one of its top domestic policy objectives, and it has been aggressively pursued by the Department in cooperation with special interest groups, other federal agencies, state attorneys general and others. These groups collectively have focused efforts relating to student debt forgiveness on for-profit colleges and universities, encouraging loan discharge applications and complaints by former students.

We continue to see one of the most challenging operating environments in recent memory as the Department has undertaken a complete overhaul of almost all of the major regulatory requirements associated with our participation in Title IV Programs and which disproportionally negatively impact the for-profit postsecondary education sector. Additionally, a number of the Department’s regulatory initiatives are explicitly targeted at negatively impacting the proprietary sector of education. In many cases the new regulatory requirements are unclear, require further clarification as to their interpretation or applicability or are subject or will be subject to legal challenges. We expect to continue to need to operate nimbly in this uncertain environment, making necessary changes to the extent possible to comply with the myriad of new vague or unclear rules or interpretations as well as new interpretations of existing rules.

During the year ended December 31, 2023, we continued to focus on our key objectives of enhancing student experiences, retention and academic outcomes. We made further improvements to student-support operations that we believe have further enabled us to serve and educate our students in an effective and efficient manner. We remained committed to operational excellence, enabling our faculty and student support teams to focus on delivering quality education to our students. We experienced strong improvements in student retention and engagement at both CTU and AIUS during 2023 as compared to 2022 as a result of these efforts. Some business highlights from 2023 include:

•
Revenue for the year ended December 31, 2023 increased by 2.1% or $14.8 million as compared to the prior year, resulting from an increase in revenue for CTU of 11.8% or $49.3 million partially offset with a decrease for AIUS of 12.5% or $34.2 million. The increase in revenue for fiscal year 2023 was driven by organic enrollment growth at CTU as well as a positive impact of the academic calendar redesign at CTU, which resulted in more revenue-earning days during 2023 as compared to 2022. CTU’s academic calendar redesign may impact the comparability of revenue-earning days and enrollment results in any given quarter, with the impact on revenue and total student enrollments not necessarily having the same magnitude or directional impact. Additionally, revenue was positively impacted by the acquisitions completed in 2022 that were not part of the full comparative prior year period. The decrease within AIUS was driven by short-term operational changes which impacted student enrollment growth during the year and accordingly revenue.
•
Operating income for the year ended December 31, 2023 increased to $150.4 million as compared to operating income of $129.6 million in the prior year. The increase in operating income for the current year was primarily due to lower marketing and admissions expenses in the current year driven by the operational changes made within AIUS, as well as the revenue growth for 2023 as compared to 2022.
•
Total student enrollments decreased 12.0% at December 31, 2023 as compared to December 31, 2022, with CTU’s increase of 3.2% being more than offset with AIUS’ decrease of 39.3%. CTU's increase in total student enrollments was primarily driven by organic enrollment growth due to improvements in student retention and engagement. The total student enrollment decrease at AIUS was expected as a result of the operational changes made within prospective student enrollment, marketing and outreach processes by AIUS earlier in 2023 to address regulatory changes which went into effect in July of 2023. AIUS has mostly reverted to normalized levels of operations during the fourth quarter of 2023.
•
During 2023, we continued to place emphasis on investing in and utilizing technology to elevate the academic experiences of our students and improve the efficiency and effectiveness of our institutions’ diverse student support functions, including investments towards enhancing student tools, the student portal and the overall classroom experience at our institutions. We are also actively exploring the integration of generative AI into our institutions’ various student processes. We continue to view technology as a catalyst and differentiator for us and remain committed to making selective investments that deliver a more meaningful and relevant educational experience for our learners. Additionally, our institutions’ corporate engagement programs remained a focus and they continued to make investments in staff and technology to further grow their programs in an effective and efficient manner. Lastly, with the support of data analytics, we continue to adjust our marketing strategies to further improve our focus on identifying prospective students who are more likely to succeed at one of our universities, as well as comply with updated expectations from various federal agencies around prospective student outreach.

2023 Compensation Highlights

The above business update provides context for these 2023 compensation highlights:

•
Effective November 15, 2023, our then Chief Executive Officer, Andrew Hurst, departed as President and Chief Executive Officer and as a director of the Company and, effective November 16, 2023, Todd Nelson was appointed as President and Chief Executive Officer of the Company and transitioned from his position of Executive Chairman to fill such offices. In connection with this transition, the Compensation Committee and the Board approved the following compensation arrangements for Mr. Nelson: (i) an increase in base salary to $800,000, (ii) an annual incentive target value of 125% of base salary and an annual long-term incentive target value of 300% of base salary, each of which were unchanged from the compensation arrangements for Mr. Nelson while he served as Executive Chairman, (iii) accelerated vesting of unvested long-term incentive equity awards granted to Mr. Nelson after November 16, 2023 upon certain qualifying terminations of employment and (iv) the right to receive the cash severance Mr. Nelson is currently eligible to receive under Mr. Nelson’s employment letter agreement entered into on July 30, 2015 when he joined the Company (as amended and restated on January 19, 2022 and November 16, 2023, the “Nelson Letter Agreement”) upon a voluntary termination of employment with advance written notice of a minimum of six (6) months to the Company (in addition to other certain qualifying terminations of employment), in each case for the items described in clauses (iii) and (iv), as more fully described below in “Compensation Tables—Potential Payments Upon a Termination or Change in Control— Severance Arrangements Pursuant to Nelson Letter Agreement”.
•
The financial performance measure used for 2023 annual and long-term incentive changed from adjusted earnings before income, taxes, depreciation and amortization ("EBITDA") to adjusted operating income ("AOI"). This change had no substantive or economic impact but will make the documentation and nomenclature more consistent with our external reporting measure and internal discussion of the operating plan.
•
The Compensation Committee approved revised compensation arrangements for certain executive officers to better align with competitive market levels, and in the case of Mr. Hurst, due to his promotion to CEO, including the following base salaries: $650,000 (18.2% increase) for Mr. Hurst, $386,750 (10.5% increase) for Ms. Baskel, $489,720 (5.0% increase) for Mr. Ghia, $388,773 (5.0% increase) for Mr. Kline and $388,500 (5.0% increase) for Mr. Jansen.
▪
In addition, effective for 2023, Mr. Hurst’s AIP (as defined below) target value was increased from 85% to 100% of base salary, and Mr. Ghia’s AIP target value was increased from 80% to 90% of base salary.
•
The design of our 2023 compensation programs were otherwise consistent with 2022.
•
Our annual incentive plan ("AIP") paid out at 200% of target award opportunities for our named executive officers based on overachievement of our financial objectives.
•
The performance-based restricted stock units awarded in 2021 vested in March 2024 at the 100% target level because the defined adjusted EBITDA performance goal for 2021-2022 and the adjusted EBITDA performance goal for 2023 were both achieved.

Compensation Philosophy and Pay for Performance Objective

The Company’s philosophy is that compensation should reflect the Company’s and the individual’s performance and be well aligned with the interests of stockholders, and that upside and downside compensation potential should exist based on the Company’s performance as measured against pre-defined objectives. Accordingly, the Compensation Committee has designed the executive compensation program to achieve five principal objectives:

•
To attract and retain talented executives by providing compensation competitive with that of other executives of similarly sized companies with similar complexity.
•
To reward executives for strong financial and operational performance by linking compensation to actual business results.

•
To differentiate and reward individual performance in the context of Company performance.
•
To align executives with the long-term interests of stockholders by providing a portion of total compensation in the form of stock-based incentives and by setting target levels of stock ownership.
•
To encourage long-term commitment to the Company with multi-year vesting periods.

Pay Mix. Excellent performance and focused execution of our strategic objectives by our named executive officers is essential to achieving our strategic goals and increasing stockholder value. Our compensation programs are therefore structured so that a significant portion of executive pay is at risk. At-risk pay is directly linked to our progress against our goals, the value we bring to our stockholders or our performance in relation to the performance of our peers.

2023 Compensation Component	Base Salary	Annual Incentive (AIP)	Long-Term Incentive

Type	Cash	Cash	Performance-Based Restricted Stock Units – 50%	Restricted Stock Units – 50%
Performance Link and/or Key Feature	Fixed, based on peer companies and third-party survey data	80% based on company- wide adjusted operating income financial performance , 20% based on individual performance, with a 200% payout cap

Settle in stock and cliff vest after three years with the level of vesting between 0% and 200% of target, based on a two-year defined adjusted operating income performance measure; further, the level of vesting will be reduced by 50% if the adjusted operating income performance for the third year does not satisfy a minimum threshold level of performance which was established to reduce the level of vesting in the event of a fundamental decline in Company performance in the third year

Value depends on future stock price Vests annually in four equal installments
	Provides a competitive level of fixed compensation needed to attract and retain talented executives; designed to provide a level of financial security	Aligns executives in achieving short-term business objectives through Company financial performance results and individual performance goals	Aligns executives’ interests with long-term interests of our stockholders and to build an ownership culture through supporting organizational objectives and goals	Provides for leadership continuity and encourages long-term commitment to the Company

The following charts show the target total direct compensation mix for our CEO and the other named executive officers. Actual amounts earned may differ from targeted amounts based on both Company and individual performance. The total direct compensation mix is generally consistent with competitive practice. The competitive data reflects the 17-company comparison group approved by the Compensation Committee, with input from management and from Pay Governance, the independent compensation consultant engaged by the Compensation Committee. See Section III for information about our comparison group.

2023 Target Total Direct Compensation Mix

The long-term incentive mix for our CEO and other named executive officers for 2023 remained at 50% time-based stock settled restricted stock units and 50% performance-based stock settled restricted stock units, consistent with market practices.

Compensation Best Practices

The Company’s compensation programs further align with the interests of our stockholders through the following actions and policies:

Double trigger change-in-control provisions for both cash and equity awards.	No excessive change in control severance.

Stock options are priced at date of grant.	No reload, re-pricing or options issued at discount. Options issued will not be re-priced, replaced or migrated through cancellation or by lowering the option price of a previously granted award.

Required minimum vesting periods for all awards payable in shares with limited exceptions.	No liberal share recycling on appreciation or full-value awards.

Stock ownership guidelines, which include retention ratios for all executive officers and directors.	No tax gross-ups, except in the case of tax reimbursement related to certain relocation expenses.

Ability to claw back certain annual and long-term performance-based incentive compensation from executive officers in compliance with SEC requirements.	Limited benefits or perquisites for executive officers.

Compensation Committee uses an outside independent compensation consulting firm that does not consult on any other matters for the Company.	No hedging or pledging of Company stock by executive officers or directors.

Annual review of peer group market data by the Compensation Committee when making executive compensation decisions.

II. Setting Executive Compensation Consistent with the Company’s Compensation Philosophy

The Compensation Committee, with the assistance of Pay Governance, its independent compensation consultant, annually reviews each component of compensation, including base salary, annual cash incentives and long-term incentives for each executive officer (including the named executive officers), considering the appropriate internal and external benchmarks. As part of its decision-making process, the Compensation Committee:

•
Reviews data from market surveys and publicly available information to assess competitiveness with a goal of ensuring that its compensation actions are appropriate, reasonable and consistent with its philosophy.
•
Targets total compensation to an overall amount that is within a competitive range of the Company’s comparison group and third-party survey data.
•
Ensures that equity compensation comprises a significant portion of total compensation for the executive officers consistent with the Compensation Committee’s philosophy of aligning executives’ and stockholders’ interests and to promote retention.
•
Considers the skills, experience and other factors that may impact the competitiveness of compensation for a given executive officer.
•
•
Considers each executive officer’s contributions to, and overall impact on, the Company’s business objectives and results.

For the President and Chief Executive Officer, the Compensation Committee determines compensation and presents its assessment and determination to the Board for ratification. For the other executive officers, including the named executive officers, the Compensation Committee considers the recommendations of the President and Chief Executive Officer in making compensation decisions.

III. Competitive Positioning

For 2023, compensation determinations were made primarily against a comparison group of 17 publicly traded companies in private sector higher education services, other diversified consumer services, professional services, internet and direct marketing retail and software services industries as selected by Pay Governance, the Company’s independent compensation consultant engaged by the Compensation Committee, based on input from management and the Compensation Committee and as approved by the Compensation Committee. The comparison group selection criteria focus on companies that have similar business characteristics, including in terms of sourcing students, student acquisition and retention, online marketing and technology-enabled service business models. The selection criteria also focus on company size, generally utilizing companies with annual revenues between $263 million and $3.2 billion (approximately 1/3 to 5x the Company’s latest four quarters of revenue) that are within a reasonable size range in various measures, such as revenue, total assets, total equity and total employees. The companies in the 2022 comparison group used to assist the Compensation Committee with setting 2023 target compensation include those listed below:

17-Company Comparison Group
2U, Inc.	Grand Canyon Education, Inc.	Korn Ferry	Stride, Inc.(f/k/a K12, Inc.)
Adtalem Global Education Inc.	Heidrick & Struggles International, Inc.	Lincoln Educational Services Corporation	Universal Technical Institute, Inc.
American Public Education, Inc.	Huron Consulting Group, Inc.	Skillsoft Corp.	Weight Watchers, International
Chegg, Inc.	Kforce, Inc.	Strategic Education, Inc.	Zovio Inc.*
Graham Holding Company

* Zovio Inc. has since been removed from the Company's peer group due to its liquidation and dissolution.

Given the strong correlation between revenue and executive pay within the comparison group, Pay Governance reconciles (i.e. “size-adjusts”) the competitive market by using the median pay of the comparison group, where Perdoceo is positioned near the median of the group in terms of company size (as measured by a combination of revenues, market cap, and EBITDA), blended with median third-party survey data, regressed based on Perdoceo’s corporate and segment revenue scopes. Third-party survey data used reflects size appropriate comparators from Radford’s 2022 Global Compensation database and Willis Towers Watson’s 2022 Executive Compensation database.

The median comparison group data, if meaningful for a particular executive officer, and the size-adjusted third-party survey data are used to set a targeted range for our pay elements, which is referred to as the market median range. These targeted ranges are within 10% of median for base salaries, 15% of median for annual cash incentive targets, and 20% of median for both long-term incentive targets and for target total direct compensation. In making compensation decisions, the Compensation Committee reviews these targeted ranges; however, individual executive officers’ target total direct compensation, or elements thereof, may vary above or below the market median range due to an executive’s skills, experience in their current role, tenure with the Company and individual performance.

Based on the comparison group and third-party survey data described above, target total direct compensation for 2023 for our named executive officers, excluding the CEO position, is generally competitive with market consensus compensation levels, with some variation by individual compensation component. Pay Governance reported that the target total compensation mix for our executive officers, including the CEO, was generally representative of competitive practices. The Company’s practice of using a portfolio of grant types is consistent with the practice at the majority of the comparison companies.

IV. 2023 Compensation Decisions

The Compensation Committee’s decisions relative to 2023 compensation were focused not only on aligning pay for performance but also on continuing to create a culture of ownership and encouraging the retention of talent. Each section below provides details on the decisions the Compensation Committee made with respect to the various components of named executive officer compensation for 2023 and the rationale for those decisions.

Base Salary

The Compensation Committee reviews base salaries annually in the first calendar quarter and determines if changes are needed based on the executive’s role, tenure, and competitive positioning versus executives in similar positions and with similar responsibilities as the organizations in the Company’s comparison group. The Compensation Committee believes that this approach to setting base salaries furthers its primary objectives of attracting, retaining and equitably rewarding our executives, providing pay commensurate with responsibilities, experience and areas of expertise.

The table below summarizes the Compensation Committee’s decisions with respect to 2023 base salaries for the named executive officers.

Named Executive Officer	2022 Base Salary (000’s)	2023 Base Salary (000’s)	Increase / Decrease Percent	Commentary
Todd S. Nelson	$700.0	$700.0(1)	0%	Mr. Nelson served as Executive Chairman of the Board through November 15, 2023, at which time he was appointed President and Chief Executive Officer, effective November 16, 2023.
Andrew H. Hurst	$550.0	$650.0	18.2%

Mr. Hurst was appointed President and Chief Executive Officer on January 20, 2022, and served as such until November 15, 2023. The increase for 2023 placed Mr. Hurst’s base salary within the market median range for his new role.

Ashish R. Ghia	$466.4	$489.7	5.0%	The increase for 2023 placed Mr. Ghia’s base salary within the middle of the market median range.
Elise L. Baskel	$350.0	$386.8	10.5%	The increase for 2023 placed Ms. Baskel's base salary within the middle of the market median range.
Greg E. Jansen	$370.0	$$388.5	5.0%	The increase for 2023 placed Mr. Jansen's base salary within the middle of the market median range.
John R. Kline	$370.3	$388.8	5.0%	The increase for 2023 placed Mr. Kline's base salary within the middle of the market median range.

(1) Effective November 16, 2023, the Company appointed Mr. Nelson as President and Chief Executive Officer of the Company and Mr. Nelson transitioned from his position of Executive Chairman to fill such offices. In connection with this transition, the Committee and the Board approved an increase in base salary to $800,000.

Annual Incentive Plan

The Compensation Committee uses an annual performance-based incentive award payable in cash to align the compensation of senior management with the Company’s short-term business objectives and financial performance. Target award size for each named executive officer is reviewed for competitiveness versus executives in similar positions and with similar responsibilities as the organizations in the Company’s comparison group. Employees subject to the Department incentive compensation regulations are not eligible to participate in this program. Based on their strategic and policy-making responsibilities, none of the Company’s named executive officers are subject to these regulations.

Target Awards. The Compensation Committee reviews the annual incentive target value (expressed as a percent of base salary) established for our executive officers in connection with its annual compensation review in the first quarter of each calendar year. The annual incentive target value established for each of the named executive officers, as well as the 2023 AIP payout opportunity for achievement of the 2023 target operating plan performance, is set forth in the chart below. Actual 2023 AIP payouts are discussed below under the heading “2023 Performance Results and Actual Payouts.”

Named Executive Officer	2022 AIP Target Value as a Percent of Base Salary	2023 AIP Target Value as a Percent of Base Salary	2023 AIP Target $ Value (000’s)*	Commentary
Todd S. Nelson	125%	125%	$875.0	Mr. Nelson’s AIP Target was within the market median range and was left unchanged.
Andrew H. Hurst	85%	100%	$650.0

Mr. Hurst was appointed President and Chief Executive Officer on January 20, 2022, and served as such until November 15, 2023. The increase for 2023 placed Mr. Hurst’s AIP Target within the market median range for his new role.

Ashish R. Ghia	80%	90%	$440.7	The increase for 2023 placed Mr. Ghia's AIP Target within the market median range for his role.
Elise L. Baskel	65%	65%	$251.4	Ms. Baskel's AIP Target was within the market median range and was left unchanged.
Greg E. Jansen	65%	65%	$252.5	Mr. Jansen's AIP Target was within the market median range and was left unchanged.
John R. Kline	65%	65%	$252.7	Mr. Kline’s AIP Target was within the market median range and was left unchanged.

* AIP Target $ Value is calculated using base salary times AIP percentage. Non-Equity incentive Plan Compensation in the Summary Compensation Table is calculated using an employee's eligible earnings times AIP percentage times the AIP payout percentage, as described below.

Performance Measures and Payout Scales. The financial performance measure used for 2023 AIP changed from adjusted EBITDA to AOI. This change had no substantive or economic impact but will make the documentation and nomenclature more consistent with our external reporting measure and internal discussion of the operating plan. Therefore, the 2023 AIP maintained a single financial performance component, based on AOI, weighted at 80%, and an individual goals performance component, weighted at 20%, for the most senior level participants.

Financial Performance—Adjusted Operating Income (80% Weighting):

The financial performance component was based solely on a company-wide AOI performance measure. The Company determined that an AOI performance measure was a good indicator of the Company’s operating performance and focused participants on supporting and further enhancing student retention and academic outcomes, operating and achieving results in a compliant and ethical manner and maintaining academic quality and integrity. Participants are able to understand the impact they have on operating performance, which impacts their AIP payout. The performance target was based in principle on our operating plan. Our operating plan, and the AIP performance target, is the result of an extensive process which takes into consideration factors such as the industry and competitive environment, the regulatory landscape and the Company’s current operating margins and expectations regarding key performance indicators and metrics. The operating plan is designed to support the long-term success of the Company and achieve responsible growth. It therefore contemplates academic, student technology and other investments in our universities and is designed to be realistic yet challenging. Year over year comparability of performance targets and prior year results may be impacted by the inclusion or exclusion of factors such as the incorporation of expenses not included in the prior year results.

Individual Goals (20% Weighting):

The individual goals performance component consisted of individual performance goals related to the key strategic objectives for the applicable function/education group and were based on the individual’s job responsibilities. Goals were developed for each participant in partnership with the participant’s manager, which is the Compensation Committee for the President and Chief Executive Officer, and is generally the President and Chief Executive Officer for the other named executive officers. The individual performance goals for our named executive officers are often qualitative goals which enhance focus on important strategic, departmental or corporate culture initiatives. Although these goals require a subjective performance determination, they are used to address a broader range of topics than those that can be quantitatively measured, and they help balance the quantitative financial performance goals applicable to the Company’s performance-based long-term incentive awards and the remaining 80% portion of the annual cash incentive. The payout opportunity for the individual goals performance component also varies based on the level of achievement of the AOI performance measure to further support the achievement of the Company’s business objectives.

Payout for performance above and below target is clearly defined. The following chart contains more information about the payout scale for the 2023 AIP.

Actual 2023 Performance Above/Below Targeted AIP AOI	Resulting Payout as Percent of Target Value
	Financial Performance Component	Individual Goals Performance Component
More than $28 million below target	30%	30%
$18 million below target	60%	60%
TARGET ($163.0 Million)	100%	100%
$11 million above target	165%	165%
$15 million above target	185%	185%
$20 million above target	200%	200%

General Calculation Methodology. The annual cash incentive payable to any eligible participant is calculated generally by multiplying (1) eligible earnings by (2) the specified target award percent of the individual’s eligible earnings, by (3) the extent to which the applicable performance measures were met (i.e., the payout percent based on the pre-established payout scale), with the level of achievement of the AOI performance component also impacting the individual performance factor based on achievement of individual goals. In no event, however, may the annual cash incentive payable to any eligible participant exceed 200% of the participant’s target value.

Eligible earnings are based on base salary and exclude other payments made during the performance period such as allowances, incentive payments, bonuses, equity grants, reimbursements and similar items.

2023 Performance Results and Actual Payouts. In the first quarter of 2024, the Compensation Committee reviewed and certified the Company’s operating results and performance against the established AOI performance measure target and determined payments for each performance component as set forth in the chart below. 2023 actual AOI results for AIP reflect better than expected improvement in student retention and engagement. The Company also experienced operating efficiencies within marketing and other processes partially due to short term operational changes at AIU. The amount reported below for 2023 actual AOI performance varies from reported financial results due to plan design.

Performance Measure	2023 Targeted AIP	2023 Actual AIP	AIP Payout Percent
Adjusted Operating Income (as calculated for AIP)*	$163.0 million	$199.2 million	200%

* AOI for purposes of the 2023 AIP (“AIP AOI”) is defined as consolidated operating income of the total Company (and its affiliates) for the year ended December 31, 2023, determined before (a) depreciation, amortization and asset impairments, and (b) legal fee expense associated with (i) responses to the Department relating to borrower defense to repayment applications from former students, and (ii) acquisition efforts.

Named Executive Officer	2023 AIP Target $ Value (000’s)(1)	Financial Performance 80% Weighting Payout Percent	Individual Performance 20% Weighting Payout Percent*	2023 AIP Payout (000’s)		Individual Performance Goals
Todd S. Nelson	$875.0	200%	200%		$1,781.3
•
Work with the Board and the Company’s Chief Executive Officer to review and update Perdoceo's strategy, including a presentation at the October 2023 Board meeting providing updates regarding the vision of what Perdoceo as a company will be by 2025
•
Identify with the CEO opportunities for value-enhancing strategic initiatives including acquisitions, joint ventures, and strategically important relationships
•
Work with the CEO on critical issues related to government relationships and strategic alliances

Andrew H. Hurst	$650.0	---% (2)	---% (2)	$	--- (2)
•
Continue to build on and execute Perdoceo's 3 to 5 year strategic plan
•
Update and present a 3 to 5 year real estate plan for Perdoceo and its institutions
•
Update and present detailed succession plan for all Executive Committee members

Ashish R. Ghia	$440.7	200%	200%		$874.5
•
Assist CEO and the Board with development and execution of the Company’s long-term strategic plan
•
Support a diverse approach to capital allocation that enhances stockholder value
•
Lead the corporate accounting and finance departments to operate in a compliant and ethical manner
•
Promote a culture of coaching and leadership accountability

Elise L. Baskel	$251.4	200%	200%		$494.8
•
Support student learning and satisfaction
•
Support the continued growth of CTU, including its recent acquisitions
•
Support the strategic planning process of CTU
•
Operate in a compliant and ethical manner
•
Promote a culture of coaching and leadership accountability

Greg E. Jansen	$252.5	200%	200%		$501.0
•
Support acquisitions and support integration efforts effectively
•
Manage Attorney General matters effectively
•
Provide cost effective legal and regulatory support
•
Promote a culture of coaching and leadership accountability

John R. Kline	$252.7	200%	200%		$501.4
•
Support student retention and academic outcomes
•
Ensure delivery of outcomes that support AIU's mission statement
•
Support operating efficiencies in executing on our strategic goals
•
Operate and achieve results in a compliant and ethical manner
•
Promote a culture of coaching and leadership accountability

(1) AIP Target $ Value is calculated using base salary times AIP percentage. Non-Equity incentive Plan Compensation in the Summary Compensation Table is calculated using an employee's eligible earnings times AIP percentage times the AIP payout percentage, as described below.

(2) Mr. Hurst was no longer an employee of the Company on March 1, 2024, and was therefore ineligible to receive this payout.

* When calculating the 20% portion of the AIP payout relating to the individual goals performance component, the individual performance payout percent is a factor applied after the financial performance payout percent subject to a 200% payout cap and is based on the named executive officer’s performance against their individual performance goals for 2023. Based on management’s recommendation, the Compensation Committee determined that each of the named executive officers achieved their pre-determined individual objectives and therefore each has a 200% individual performance payout percentage applied.

Long-Term Incentive Compensation Awards

The Compensation Committee uses long-term incentive ("LTI") awards to align executives’ interests with the long-term interests of our stockholders and to build an ownership culture among our senior management, including the named executive officers, based on its belief that stock ownership encourages senior management to achieve long-term Company business objectives.

The Compensation Committee generally grants long-term incentive awards annually to eligible employees, including our named executive officers, during the first quarter of each calendar year. New hire grants for executive officers and other leadership roles may be made in connection with offers of employment.

The 2016 Plan permits the grant of stock options, stock appreciation rights, restricted shares, restricted stock units, performance shares, performance units and other awards. The 2016 Plan requires a minimum vesting period of one year for all awards payable in shares, subject to certain exceptions. No dividend equivalents accrue or are paid on stock options. Prior to the third quarter of 2023, the Board had neither declared nor paid dividends, and no dividends had been paid on or accrued for restricted stock or unit awards. Beginning in the third quarter of 2023, the Board began declaring and paying quarterly dividends, on the Company's outstanding common stock, and these dividends also accrue in the form of dividend equivalents for unvested time-based restricted stock units and unvested performance-based restricted stock units, each of which are settled in stock, although no payments were made in 2023 on the accrued dividends for unvested restricted stock units.

The Compensation Committee’s guidelines for equity awards specify procedures and timing of granting equity awards relative to publicly available information about the Company, establish the exercise price of stock option awards at the grant date closing price of our common stock as reported on Nasdaq, and, by delegation of authority, allow our President and Chief Executive Officer to make stock grants to new and existing employees (except those who are executive officers under Section 16 of the Exchange Act).

2023 Annual Long-term Incentive Awards. In March 2023, the Compensation Committee awarded annual long-term incentive awards to our named executive officers and other eligible employees under the 2016 Plan. The 2023 awards to the named executive officers were made in accordance with a target value split between time-based restricted stock units settled in stock weighted 50%, and performance-based restricted stock units settled in stock weighted 50%.

In setting the target dollar value of these annual awards, the Compensation Committee considered long-term award data provided by Pay Governance, the Compensation Committee’s philosophy of providing a competitive pay package as compared to our comparison group, the FASB ASC 718 expense to the Company of the awards, the grant date fair value of the awards, and other matters discussed in Section VIII below. The Compensation Committee’s goal is emphasizing the balance of stockholder interests with the need to retain and attract leadership talent and ensure continuity of Company leadership in order to support the Company’s objectives.

The following table summarizes the annual long-term incentive awards granted to our named executive officers in 2023.

Named Executive Officer	2022 Target Value as a Percent of Base Salary	2023 Target Value as a Percent of Base Salary	2023 LTI $ Target Value (000’s)	2023 Time- Based Restricted Stock Unit Grants (# of RSUs)	2023 Performance- Based Restricted Stock Unit Grants (# of RSUs)
Todd S. Nelson	300%	300%	$2,100.0	73,140	73,140
Andrew H. Hurst	200%	200%	$1,300.0	45,276	45,278
Ashish R. Ghia	140%	160%	$783.6	27,292	27,290
Elise L. Baskel	125%	125%	$483.4	16,836	16,838
Greg E. Jansen	125%	125%	$485.6	16,912	16,914
John R. Kline	125%	125%	$486.0	16,924	16,926

The annual 2023 time-based restricted stock units granted to the named executive officers are settled in stock and vest in four equal annual installments provided that the award recipient remains our employee on the applicable date of vesting. The number of restricted stock units awarded is generally derived first by multiplying the grantee’s base salary by the long-term incentive target value percentage from the table above times the 50% weight noted above to determine the target grant value. This value is then divided by the 30-trading day average closing stock price as of one calendar week prior to the relevant grant date to determine the number of restricted stock units. The number of restricted stock units was further adjusted so that fractional units are not vested.

Consistent with investors’ desire for significant performance-based compensation, 50% of the target dollar value of annual long-term incentive awards are subject to a performance condition utilizing performance-based restricted stock units settled in stock that are subject to defined AOI performance goals over a three-year period. The performance-based restricted stock units cliff vest after three years only if a two-year defined AOI performance measure is achieved and the AOI performance for the third year satisfies a minimum threshold level of performance which was established to reduce the level of vesting in the event of a fundamental decline in Company performance in the third year; ultimately, the level of vesting will be between 0% and 200% depending on above conditions. An AOI performance measure is a good indicator of the Company’s operating performance and focuses participants on achieving long-term sustainable and responsible growth while balancing the desire of stockholders for performance-based compensation while providing motivation to participants. The number of performance-based restricted stock units awarded is derived in the same manner as described in the preceding paragraph for time-based restricted stock units, but reflecting the 50% weight noted above for performance-based restricted stock units.

The 2023 long-term incentive awards to named executive officers generally included one or two-year, post-termination restrictive covenants covering non-solicitation, non-disclosure and non-competition.

Additional 2023 Cash Awards to Certain Named Executive Officers. At the time of making the annual long-term incentive awards in March 2023, the Compensation Committee also awarded certain additional and retention bonus awards to certain named executive officers. Mr. Kline was awarded an additional bonus award in the amount of $240,670, payable in cash in two equal installments on each of March 1, 2024 and March 1, 2025, and Ms. Baskel was awarded an additional bonus award in the amount of $227,500, payable in cash in two equal installments on each of June 30, 2023 and March 1, 2024, in each case subject to each executive’s then-employment on the applicable vesting date. These awards were made in recognition of Mr. Kline’s and Ms. Baskel’s contributions and as a retention tool given their critical role within the organization. Mr. Jansen was awarded a performance bonus of $60,000, payable in cash on June 30, 2023, subject to Mr. Jansen’s then-employment on the vesting date, in recognition for his efforts in overseeing recent acquisitions and managing the Company’s response to critical regulatory matters.

Outstanding Performance-Based Awards

2021 Performance-Based Restricted Stock Units. Performance-based restricted stock units were granted in March 2021. These performance-based restricted stock units cliff vested after three years based on achievement of a two-year defined adjusted EBITDA performance measure. Further, the level of vesting was 50% or 100% depending on whether adjusted EBITDA performance for the third year satisfied a minimum threshold level of performance which was established to reduce the level of vesting in the event of a fundamental decline in Company performance in the third year.

Targeted LTI EBITDA (as defined below) for 2021-22 and 2023 were established at the time the awards were made in March 2021. The Compensation Committee reviewed and certified the Company’s operating results and performance against the established adjusted EBITDA performance targets and accordingly determined that the restricted stock units would vest on March 14, 2023 at the 100% level and not be forfeited. The chart below sets forth the targeted and actual LTI EBITDA applicable to the performance-based restricted stock units granted in March 2021. The amounts reported below for actual LTI EBITDA performance vary from reported financial results due to plan design.

Performance Measure	Targeted 2021- 2022 LTI EBITDA	2021-2022 Actual	Targeted 2023 LTI EBITDA	2023 Actual
LTI EBITDA*	$300.0	$344.1	$87.0	$193.3
	million	million	million	million

* LTI EBITDA is defined as the consolidated earnings, including both continuing and discontinued operations, of the total Company (and its affiliates) for such year, determined before (a) interest, taxes, depreciation, amortization, asset impairments and non-operating miscellaneous income (expense) and (b) legal settlements and any expenses incurred in connection with or as a result of a legal settlement or other resolution of a legal, regulatory or governmental dispute, investigation or inquiry, including without limitation reimbursement or payment of third party legal fees, costs of any compliance monitor retained in accordance with the terms thereof, restitution or other payments to students (current, former or prospective), fines and penalties (but excluding legal fees of the Company, which are addressed in clause (c) below) and as adjusted (i.e., neutralized) for (c) the difference between actual legal fees and the estimated amounts used in determining Targeted 2021-22 LTI EBITDA.

The following table summarizes the performance-based restricted stock unit awards made to our named executive officers in March 2021.

Named Executive Officer	Vested on March 14, 2024 based on 2021-2023 performance (# of RSUs)
Todd S. Nelson	136,082
Andrew H. Hurst	—	(1)
Ashish R. Ghia	29,730
Elise L. Baskel	5,360
Greg E. Jansen	7,414
John R. Kline	25,018

(1) Mr. Hurst was no longer an employee of the Company on March 14, 2024, and forfeited his performance-based restricted stock unit awards.

V. November 2023 Compensation Changes Related to Executive Transition

Effective November 16, 2023, the Company appointed Mr. Nelson as President and Chief Executive Officer of the Company and Mr. Nelson transitioned from his position of Executive Chairman to fill such offices. In connection with this transition, the Compensation Committee and the Board approved the following compensation arrangements: (i) an increase in base salary to $800,000, (ii) an annual incentive target value of 125% of base salary and an annual long-term incentive target value of 300% of base salary, each of which were unchanged from the compensation arrangements for Mr. Nelson while he served as Executive Chairman, (iii) accelerated vesting of unvested long-term incentive equity awards granted to Mr. Nelson after November 16, 2023 upon certain qualifying terminations of employment and (iv) the right to receive the cash severance Mr. Nelson is currently eligible to receive under the Nelson Letter Agreement upon a voluntary termination of employment with advance written notice of a minimum of six (6) months to the Company (in addition to other certain qualifying terminations of employment), in each case for the items described in clauses (iii) and (iv), as more fully described below in “Compensation Tables—Potential Payments Upon a Termination or Change in Control— Severance Arrangements Pursuant to Nelson Letter Agreement.”

VI. 2024 Compensation Changes

For 2024, the Compensation Committee kept the short-term and long-term incentive award structure consistent with 2023. The Compensation Committee approved only one change in executive compensation for the Company's named executive officers. Mr. Ghia's base salary was increased 3.5% to $506,860, effective March 1, 2024, to more closely align with the market median range for his role as Chief Financial Officer.

VII. Other Compensation and Benefits

Executive officers are entitled to the same employee benefits available to all full-time employees (subject to the satisfaction of minimum service and other eligibility requirements). Such benefits include health and welfare benefits, vacation and other time off, and our 401(k) plan, including a Company matching contribution.

Certain executive officers, including the named executive officers, also receive additional benefits and perquisites, including an executive severance plan for those executive officers designated by the Compensation Committee to participate, which is described below in “Compensation Tables—Potential Payments Upon a Termination or Change in Control—Executive Severance Plan;” an executive relocation plan; coverage under our directors’ and officers’ insurance policy; and indemnification agreements providing indemnification of, and advancing of expenses to, our named executive officers and certain other designated employees to the fullest extent permitted by Delaware law.

When the Compensation Committee reviews our executive compensation programs to ensure a competitive position against our comparison group, it generally does not compare and review benefits and perquisites relative to the comparison group, as it considers these benefits and perquisites to be relatively immaterial when compared to the other components of our executive compensation program, although essential for a competitive compensation package needed to attract and retain talented executives.

VIII. Corporate Governance Matters

Say-on-Pay and Investor Outreach Efforts

At our 2023 Annual Meeting, our “Say-on-Pay” proposal was approved by approximately 98% of the shares of our common stock present in person or by proxy and entitled to vote on the matter at the meeting. We continued our investor outreach efforts during

2023, inviting investors representing over 50% of the Company’s outstanding common stock to participate in a conference call with management to discuss any questions or concerns they had about our compensation program or governance structure. Four investors accepted the invitation for a call.

Of those who accepted the invitation for a call, none expressed significant concerns regarding the structural design of our annual executive officer compensation program. The calls also provided the opportunity for the investors to share their current areas of focus, such as human capital, diversity, board refreshment and other sustainability matters, which provides the Company with helpful perspective as it considers these matters internally.

Feedback from the investor outreach calls was shared with the full Board. We are committed to the interests of our stockholders and enhancing stockholder value, and we will continue to consider the outcome of the Company’s “Say-on-Pay” proposal and stockholder feedback when making further compensation decisions for our named executive officers.

Risk Assessment and Mitigation

The Compensation Committee has defined certain design guidelines for our compensation programs which are intended to mitigate harmful risk taking. As part of the Compensation Committee’s review of 2023 executive compensation, the Compensation Committee confirmed the effective implementation of these features and, based on the following assessment, concluded that the Company’s compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company:

•
Base salaries are generally competitive and are not subject to performance risk;
•
Incentive programs are carefully balanced between annual and long-term performance and cash and equity-based compensation;
•
Annual cash incentive and long-term incentive programs are capped;
•
Annual long-term incentive awards to executive officers are generally weighted 50% to time-based restricted stock units that vest in four equal annual installments for retention incentive and 50% to performance-based restricted stock units that cliff vest between 0% and 200% after three years only if a two-year adjusted operating income performance measure is achieved along with a minimum threshold level of performance for the third year;
•
Annual incentive performance goals are recalibrated annually to maintain directional alignment with pay and performance relative to the Company’s historical performance and broader market performance and best estimates of future expectations;
•
The determination of annual incentive program performance results is generally subject to the Compensation Committee’s discretionary assessment of the appropriate treatment of unusual, nonoperational or nonrecurring items;
•
Executives and directors are subject to stock ownership guidelines, which include retention ratios;
•
Executives are subject to a policy to recoup improper payments or gains from incentive compensation paid or granted to executives under the Company's new Clawback Policy; and
•
Executive officers and directors are prohibited from hedging or pledging Company stock.

Stock Ownership Guidelines

Our Board believes that the executive officers should be active participants in improving stockholder value by maintaining a predetermined level of ownership of our common stock. Accordingly, the Company maintains stock ownership guidelines that require certain executive officers to own stock equal in value to a multiple of salary based on the officer’s position. The stock ownership targets are based on the following multiples of base salary:

Designated Officers Subject to Guidelines	Multiple of Base Salary
Chief Executive Officer	6
Executive Chairman, Chief Financial Officer and Chief Operating Officer	3
Executive Vice Presidents and all other equivalent managerial-level officers directly reporting to the Chief Executive Officer	2
All other officers subject to the guidelines	1

Although there is no specific period of time by which designated officers are required to achieve the applicable ownership guideline, executive officers are expected to make continuous progress toward their respective ownership guideline and to comply with certain retention ratios until their respective guideline has been achieved. The CEO is to retain 75% of “net shares” received from equity awards until the applicable guideline has been achieved. All other named executive officers are to retain 50% of “net shares” received from equity awards until the applicable guideline has been achieved.

“Net shares” for purposes of these retention ratios is defined as those shares that remain after deducting the exercise price, if applicable in the event of the exercise of options or stock appreciation rights or similar instruments, and after deducting any shares the Company withheld to satisfy tax withholding obligations.

Once a designated officer has achieved the applicable ownership guideline according to an annual valuation, they will be considered in compliance, regardless of any changes in base salary (except for promotional increases) or the price of the Company’s common stock, so long as the officer continues to own at least the number of shares of Perdoceo common stock owned in order to achieve the applicable guideline. If an officer receives a promotion which involves a change in base salary or if an officer does not continue to own at least the number of shares of Perdoceo common stock needed to be owned in order to achieve the applicable guideline, then the applicable retention ratio will apply until the applicable ownership guideline is again achieved.

The Compensation Committee has discretion to reduce equity awards or to pay a portion of the annual cash incentive in the form of restricted stock to executive officers who are not in compliance with the retention requirements or ownership targets under the guidelines. As of the 2023 annual valuation under the stock ownership guidelines, all current designated officers were in compliance with the retention ratio requirements and several have attained the applicable ownership guideline.

Clawback Policy

The Board initially adopted a compensation recovery policy in January 2010. The policy required, in appropriate circumstances and to the extent permitted by governing law, the reimbursement of any annual or long-term incentive payment to a Company executive officer (for purposes of the Exchange Act) if:

•
The payment was predicated upon achieving certain financial results that were subsequently the subject of a material restatement of Company financial statements filed with the SEC;
•
The Board determined that the executive engaged in intentional misconduct that caused or substantially caused the need for the material restatement; and
•
A lower payment would have been made to the executive based on the restated financial results.

In each such instance, the Company would, to the extent practicable, seek to recover from the individual executive the amount by which that executive’s incentive payments for the relevant periods exceeded the lower payment that would have been made based on the restated financial results.

The Compensation Committee approved a new Clawback Policy, effective December 1, 2023 (the "Clawback Policy"), as required by new SEC and Nasdaq rules. The new recoupment policy requires the "clawback" of incentive compensation paid to current and former executive officers when that compensation is based upon achievement of financial results that later require an accounting restatement. The new policy is a "no fault" policy and does not require any misconduct on the part of an executive officer or any of his or her subordinates in the case of a restatement. If there is a restatement and executives would have received less incentive compensation under the restated numbers than they actually received, we must seek recoupment of the excess compensation unless impracticable. "Incentive compensation" includes any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure.

A copy of the Clawback Policy is included as Exhibit 97.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Hedging Policy

The Company’s insider trading policy provides that “covered persons” shall not engage in any of the following activities with respect to the Company’s securities:

•
Trading in the Company’s securities on a short-term basis. Any securities purchased must be held for a minimum of six months before sale, unless the security is subject to forced sale (e.g., as a consequence of a merger or acquisition);
•
Purchasing Company securities on margin or borrowing against Company securities on margin;
•
Short sales (selling Company securities not owned at the time of sale);
•
Pledging Company securities; or

•
Buying or selling put options or call options, swaps, collars or other similar hedging and derivative transactions.

Notwithstanding the limitations on purchasing or borrowing against Company securities on margin or pledging Company securities, the Board may, in its discretion, determine that these limitations do not apply to any partnership, limited liability company, corporation or other entity for which a covered person (or an immediate family member of a covered person) has sole or shared investment power.

“Covered persons” under the Company’s insider trading policy are the Company’s directors, executive officers (including all officers subject to reporting obligations under Section 16 of the Exchange Act) and additional employees designated by the Board or the Company’s insider trading compliance officer who are expected to more likely be in possession of material, non-public information regarding the Company’s results of operations, cash flows and financial condition. The restrictions on trading the Company securities imposed by the insider trading policy also apply to members of a covered person’s family who reside with the covered person, any family members of a covered person who do not live in the covered person’s household but whose transactions in Company securities are directed by the covered person or are subject to the covered person’s influence or control, any other persons residing in a covered person’s household, any trust of which a covered person or an immediate family member of a covered person is a beneficiary or a trustee, any entity for which a covered person or an immediate family member of a covered person has sole or shared investment power and any other persons acting on a covered person’s behalf.

The information contained in this “Hedging Policy” section will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, as both are amended from time to time, except to the extent specifically incorporated by reference into such filing.

IX. Regulatory Considerations

Federal income tax regulations and U.S. generally accepted accounting principles impact the cost and recognized expense of our executive compensation programs and influence the Compensation Committee’s design of our executive compensation strategies. For example, prior to the enactment of the Tax Cuts and Jobs Act of 2017 (“TCJA”), the Compensation Committee considered the exception for performance-based compensation under Section 162(m) of the Internal Revenue Code in designing our compensation programs, but retained the flexibility and discretion to authorize compensation arrangements whether or not deductible under Section 162(m). Due to the repeal of the exception for performance-based compensation under the TCJA, compensation awarded to our named executive officers in 2023 will not be eligible for favorable treatment under Section 162(m) of the Internal Revenue Code. The Compensation Committee continues to evaluate this area relative to the Company’s compensation programs given the changes in the treatment of performance-based compensation under the TCJA.

Compensation Committee Report

The Compensation Committee of the Board of Directors is composed solely of independent directors, as that term is defined under Nasdaq’s listing standards, Rule 16b-3 of the Exchange Act and Section 162(m) of the Internal Revenue Code. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with the Company’s management. Based on the review and discussions referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

William D. Hansen (Chairperson)

Patrick W. Gross

Gregory L. Jackson

Alan D. Wheat

COMPENSATION TABLES

2023 Summary Compensation Table

The following table shows compensation of our principal executive officers and our principal financial officer as of December 31, 2023 and the three other most highly compensated executive officers who were serving as our executive officers as of December 31, 2023. These officers are our 2023 named executive officers. Information regarding amounts in certain columns follows the table.

Name and Principal Position	Year	Salary ($)	Bonus ($)(3)(4)	Stock Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Todd S. Nelson	2023	$712,500		$2,004,036	$1,781,250		$6,600		$4,504,386
President & Chief Executive	2022	$703,712		$2,043,087	$1,759,280		$6,100		$4,512,179
Officer (1)	2021	$770,000		$2,297,832	$1,925,000		$5,800		$4,998,632
Andrew H. Hurst	2023	$587,083		$1,240,590	$—	(6)	$2,258,442	(7)	$4,086,115
Former President & Chief	2022	$541,280		$1,070,169	$920,176		$6,100		$2,537,725
Executive Officer (2)	2021	$385,560		$467,079	$501,228		$5,800		$1,359,667
Ashish R. Ghia	2023	$485,833	$176,000	$747,773	$874,500		$6,600		$2,290,706
Senior Vice President, Chief	2022	$462,000		$635,260	$739,200		$6,100		$1,842,560
Financial Officer & Treasurer	2021	$433,333		$537,455	$693,333		$5,800		$1,669,921
John R. Kline	2023	$385,688	$77,755	$463,745	$501,394		$6,600		$1,435,182
Senior Vice President—American	2022	$370,260		$450,295	$481,338		$6,100		$1,307,993
InterContinental University System	2021	$370,260		$449,609	$481,338		$5,800		$1,307,007
Elise L. Baskel	2023	$380,625	$191,100	$461,334	$494,812		$6,600		$1,534,471
Senior Vice President – Colorado	2022	$346,774		$425,644	$450,806		$6,100		$1,229,324
Technical University
Greg E. Jansen	2023	$385,417	$257,950	$463,416	$501,042		$6,600		$1,614,425
Senior Vice President, General	2022	$359,583		$449,962	$467,458		$6,100		$1,283,103
Counsel & Corporate Secretary

(1)
Mr. Nelson served as Executive Chairman of the Board of Director through November 15, 2023, at which time he was appointed President and Chief Executive Officer, effective November 16, 2023.
(2)
Mr. Hurst served as President and Chief Executive Officer through November 15, 2023.
(3)
For Mr. Ghia, the amount in this column includes 50% of a $352,000 retention bonus award granted on March 8, 2022, which vested and paid 50% on March 14, 2023, and will vest 50% on March 14, 2024. For Ms. Baskel, the amount in this column includes 50% of a $227,500 retention bonus award granted on March 7, 2023, which vested and paid 50% on June 30, 2023, and will vest 50% on March 1, 2024. For Mr. Jansen, the amount in this column includes 50% of a $240,500 retention bonus award granted on March 8, 2022, which vested and paid 50% on March 14, 2023, and will vest 50% on March 14, 2024, plus a performance bonus award granted on March 7, 2023 in the amount of $60,000, which was vested and paid on June 30, 2023.
(4)
In December 2023, the Company announced a broad based one-time cash payment to all eligible employees to promote employee retention, which included Mr. Kline, Ms. Baskel and Mr. Jansen. All eligible employees received a one-time payment on December 15, 2023. Mr. Kline received $77,755, Ms. Baskel received $77,350 and Mr. Jansen received $77,700. The Chief Executive Officer and Chief Financial Officer did not participate in this one-time cash payment.
(5)
The amounts in this column show the aggregate grant date fair value of the time-based restricted stock unit awards and performance-based restricted stock unit awards granted to our named executive officers, in each case, which has been computed in accordance with FASB ASC 718 and excludes the effect of actual or estimated forfeitures. See Note 14 of the notes to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 for more information regarding the assumptions used in the valuation of equity-based awards. The amounts do not reflect the value actually realized or that ultimately may be realized by our named executive officers. The grant date fair value of the performance-based restricted stock unit awards granted in 2023, assuming achievement of the maximum performance level of 200%, would have been: Mr. Nelson, $2,004,036; Mr. Ghia, $747,746; Mr. Kline, $463,772; Ms. Baskel, $461,361 and Mr. Jansen, $463,444. Because Mr. Hurst will not be employed on March 14, 2026, as required under the applicable award agreement, he will be ineligible to receive the performance-based restricted stock unit award granted to him on March 7, 2023.

(6)
Mr. Hurst did not receive 2023 AIP, as he was no longer an employee of the Company on March 1, 2024, as required under the 2023 AIP.
(7)
For Mr. Hurst, the amount shown in this column includes the Company’s matching 401(k) plan contribution for 2023 in the amount of $6,600, the lump-sum separation payment of $2,250,000 made pursuant to the separation agreement and general release the Company entered into with Mr. Hurst (the “Hurst Separation Agreement”) on November 15, 2023 (the “Hurst Separation Date”) and $1,842 for COBRA reimbursements made in 2023, also made pursuant to the Hurst Separation Agreement.

Stock Awards. Awards included in the Stock Awards column that are subject to time-based vesting conditions are the time-based restricted stock units awarded in 2021, 2022 and 2023, which generally vest in four equal annual installments provided that the award recipient remains our employee on the applicable date of vesting, and the performance-based vesting conditions are the performance-based restricted stock unit awards awarded in 2021, 2022 and 2023. The grant date fair value of the performance-based restricted stock unit awards is based upon the probable outcome of the performance conditions as determined at the date of grant and, for all such awards included, that grant date fair value is based upon achieving the target level of performance. These performance-based restricted stock unit awards vest based on achievement of a two-year performance measure with the level of vesting (50% through 200%) determined based on a year three performance measure. The probable outcome of the performance conditions for these performance-based restricted stock unit awards as determined at the date of grant was that the performance conditions would be achieved.

See “Compensation Discussion and Analysis—IV. 2023 Compensation Decisions—Long-Term Incentive Compensation Awards” for more information about the 2023 time-based vesting restricted stock unit awards and performance-based restricted stock unit awards. .

Non-Equity Incentive Plan Compensation. The amounts in this column show the cash awards granted to our named executive officers in 2023 under the 2023 AIP and paid to the named executive officers in the first quarter of 2024. See “Compensation Discussion and Analysis—IV. 2023 Compensation Decisions—Annual Incentive Award Program” for more information regarding these amounts.

All Other Compensation. The amounts in this column show the Company’s matching 401(k) plan contributions for 2023. Information regarding non-discriminatory group welfare benefit plans is excluded from the Summary Compensation Table as permitted by Item 402(a)(6)(ii) of Regulation S-K of the Exchange Act.

Grants of Plan-Based Awards in 2023

The following table provides information concerning the awards made to our named executive officers during 2023. Information regarding amounts in certain columns follows the table. All awards were made under the 2016 Plan.

	Type of	Grant	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards; Number of Shares of Stock	Grant Date Fair Value of Stock and Option
Name	Award	Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	or Units	Awards
Todd S. Nelson	AIP	N/A	$142,500	$890,625	$1,781,250
	RSU	03/07/23							73,140	$1,002,018
	PSU	03/07/23				36,570	73,140	146,280		$1,002,018
Andrew H. Hurst	AIP	N/A	$93,934	$587,083	$1,174,167
	RSU	03/07/23							45,276	$620,281
	PSU	03/07/23				22,639	45,278	90,556		$620,309
Ashish R. Ghia	AIP	N/A	$69,960	$437,250	$874,500
	RSU	03/07/23							27,292	$373,900
	PSU	03/07/23				13,645	27,290	54,580		$373,873
John R. Kline	AIP	N/A	$40,112	$250,697	$501,394
	RSU	03/07/23							16,924	$231,859
	PSU	03/07/23				8,463	16,926	33,852		$231,886
Elise L. Baskel	AIP	N/A	$39,584	$247,406	$494,812
	RSU	03/07/23							16,836	$230,653
	PSU	03/07/23				8,419	16,838	33,676		$230,681
Greg E. Jansen	AIP	N/A	$40,084	$250,521	$501,042
	RSU	03/07/23							16,912	$231,694
	PSU	03/07/23				8,457	16,914	33,828		$231,722

Estimated Future Payouts Under Non-Equity Incentive Plan Awards. AIP General: The amounts in these columns for each of the named executive officers show estimated possible future payouts of awards granted under our 2023 annual cash incentive award program. Amounts provided are calculated on a full year basis using the 2023 annual base salary for each officer. The performance measures and attainment are discussed in “Compensation Discussion and Analysis—IV. 2023 Compensation Decisions—Annual Incentive Award Program” above. Amounts actually earned by the named executive officers are included in the 2023 Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation.” AIP Threshold Amounts: The threshold amounts provided are the amounts payable for achieving threshold performance levels under the program. For purposes of calculating the threshold amounts, the individual component of the program has been assumed to be $0 because there is no threshold level of performance specified which will provide a minimum amount payable for the individual component. AIP Target Amounts: The program established payout amounts for achievement of target Company and individual performance. AIP Maximum Amounts: The maximum payouts are the 200% maximum amount payable with respect to each component of the program.

Estimated Future Payouts Under Equity Incentive Plan Awards. The amounts in these columns for each of the named executive officers show possible future payouts in shares subject to the 2023 performance-based restricted stock unit awards, which vest if a two-year performance measure is achieved, with the level of vesting (50% through 200%) determined based on whether a year three minimum level of performance is achieved. Failure to achieve the two-year performance measure will result in no payout. The performance-based restricted stock unit awards granted in 2023 provide that overachievement of the two-year adjusted operating income performance measure can result in up to a 200% payout if the third-year threshold level of performance is achieved. The performance conditions and vesting provisions for the 2023 performance-based restricted stock unit awards are discussed above in “Compensation Discussion and Analysis – IV. 2023 Compensation Decisions-Long-Term Incentive Compensation Awards.”

All Other Stock Awards. This column shows the number of shares subject to time-vesting restricted stock units granted to each of the named executive officers during 2023. These awards vest 25% per year over four years, subject to continued employment with the Company.

Grant Date Fair Value of Stock and Option Awards. This column shows the aggregate grant date fair value of the 2023 time-based restricted stock unit awards and performance-based restricted stock unit awards granted to our named executive officers, in each case, which has been computed in accordance with FASB ASC 718 and excludes the effect of actual or estimated forfeitures. For the portion of the restricted stock unit awards that are subject to performance conditions, that grant date value is based upon the probable outcome of such conditions. Amounts are calculated in accordance with the provisions of FASB ASC 718. See Note 14 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 for information regarding the assumptions used in the valuation of equity awards.

Outstanding Equity Awards at Year End 2023

The following table includes information as of December 31, 2023, about all unexercised options to purchase shares of our common stock and unvested time-based restricted stock and performance-based restricted stock units held by the named executive officers.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options— Exercisable (#)(1)	Number of Securities Underlying Unexercised Options— Unexercisable (#)(1)	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Todd S. Nelson	03/07/23	—	—	—	—	73,140	(3)	$1,284,338	73,140	(4)	$1,284,338
	03/08/22	—	—	—	—	73,599	(5)	$1,292,398	98,130	(6)	$1,723,163
	03/08/21	—	—	—	—	29,160	(7)	$512,050	136,082	(8)	$2,389,600
	03/05/20	—	—	—	—	10,601	(9)	$186,154	—		—
	03/06/18	117,972	—	$13.80	03/06/2028	—		$—	—		$—
Andrew H. Hurst (10)	—	—	—	—	—	—		—	—		—

Ashish R. Ghia	03/07/23	—	—	—	—	27,292	(3)	$479,248	27,290	(4)	$479,212
	03/08/22	—	—	—	—	22,884	(5)	$401,843	30,512	(6)	$535,791
	03/08/21	—	—	—	—	7,870	(7)	$138,197	29,730	(8)	$522,059
	03/05/20	—	—	—	—	2,106	(9)	$36,981	—		$—
	03/06/18	12,472	—	$13.80	03/06/2028	—		$—	—		$—
John R. Kline	03/07/23	—	—	—	—	16,924	(3)	$297,185	16,926	(4)	$297,221
	03/08/22	—	—	—	—	16,221	(5)	$284,841	21,628	(6)	$379,788
	03/08/21	—	—	—	—	6,510	(7)	$114,316	25,018	(8)	$439,316
	03/05/20	—	—	—	—	1,911	(9)	$33,557	—		$—
	03/06/18	24,148	—	$13.80	03/06/2028	—		$—	—		$—
Elise L Baskel	03/07/23	—	—	—	—	16,836	(3)	$295,640	16,838	(4)	$295,675
	03/08/22	—	—	—	—	15,333	(5)	$269,247	20,444	(6)	$358,997
	03/08/21	—	—	—	—	4,820	(7)	$84,639	5,360	(8)	$94,122
	03/05/20	—	—	—	—	1,808	(9)	$31,748	—		$—
Greg E. Jansen	03/07/23	—	—	—	—	16,912	(3)	$296,975	16,914	(4)	$297,010
	03/08/22	—	—	—	—	16,209	(5)	$284,630	21,612	(6)	$379,507
	03/08/21	—	—	—	—	5,560	(7)	$97,634	7,414	(8)	$130,190
	03/05/20	—	—	—	—	2,896	(9)	$50,854	—		$—

(1)
Unless otherwise indicated, stock options become exercisable 25% per year over four years.
(2)
The dollar value of these awards is calculated using the closing market price of $17.56 per share of our common stock on December 29, 2023, which was the last trading day of the fiscal year ended December 31, 2023, as reported on Nasdaq.
(3)
One-fourth of these restricted stock units vest on each of March 14, 2024, 2025, 2026, and 2027.
(4)
These restricted stock units vest on March 14, 2026, subject to achievement of the applicable adjusted operating income performance measures.
(5)
One-third of these restricted stock units vest on each of March 14, 2024, 2025 and 2026.
(6)
These restricted stock units vest on March 14, 2025, subject to the achievement of the applicable adjusted EBITDA performance measures.
(7)
One-half of these restricted stock units vest on each of March 14, 2024 and 2025.
(8)
These restricted stock units vest on March 14, 2024, subject to the achievement of the applicable adjusted EBITDA performance measures.
(9)
These restricted stock units vest on March 14, 2024.
(10)
Mr. Hurst did not hold any unexercised options to purchase shares of common stock, nor any unvested time-based restricted stock and performance-based restricted stock units, as of December 31, 2023.

Option Exercises and Stock Vested for 2023

The following table includes information regarding option exercises by our named executive officers and vesting of restricted stock units held by them during the year ended December 31, 2023.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)(1)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(2)
Todd S. Nelson	46,629	$361,789	158,445	$2,118,410
Andrew H. Hurst	158,862	$1,628,399	39,364	$526,297
Ashish R. Ghia	—	$—	36,143	$483,232
John R. Kline	—	$—	30,920	$413,400
Elise L. Baskel	—	$—	15,083	$201,660
Greg E. Jansen	—	$—	18,761	$250,835

(1)
The aggregate dollar value realized on exercise was calculated by multiplying the number of shares acquired upon vesting of the applicable option by the difference between the market price of the Company’s common stock as reported on Nasdaq at exercise and the exercise price.
(2)
The aggregate dollar value realized on vesting was calculated by multiplying the number of restricted stock units which vested by the closing price of the Company’s common stock as reported on Nasdaq on the vesting date.

Employment Arrangements and Potential Payments upon Termination or Change in Control

None of our current named executive officers has a fixed term employment contract and all are “at will” employees. However, we have entered into certain agreements and maintain certain plans that require us to provide compensation to the named executive officers in the event of certain terminations of their employment or if the Company experiences a change in control. The amount of compensation payable to each named executive officer employed by the Company on December 31, 2023 for such potential terminations is shown in the tables below under the heading “Potential Payments.”

Executive Severance Plan. The Company’s executive officers are eligible to participate in the Perdoceo Education Corporation Executive Severance Plan (the “Severance Plan”) and may be eligible to receive benefits thereunder in the event an executive officer’s employment is involuntarily terminated. The Employee Benefits Committee, as the plan administrator, or its authorized designee, is responsible for determining whether an executive officer’s employment is terminated involuntarily by the Company and, if so, whether such executive officer will be eligible to receive benefits under the Severance Plan, in accordance with the terms thereof. Involuntary terminations do not include terminations for cause (as defined under the Severance Plan); terminations due to agreements between the Company and the employee under which the employee becomes a consultant or independent contractor; terminations due to death, disability, or retirement (including voluntary retirement under any special early retirement incentive program); or any form of voluntary termination. Termination for “cause” for purposes of the Severance Plan means that the employee is discharged by us for poor performance, nonperformance, or misconduct. Misconduct includes, but is not limited to, insubordination, dishonesty, theft, violation of Company rules and willful destruction of Company property.

To receive severance benefits under the Severance Plan, the executive whose employment is terminated must sign a release of claims against the Company and enter into a non-solicitation, non-competition and confidentiality agreement with the Company to the extent permitted by governing law and allowed under the ethical rules of any applicable professional licensing organizations that will last for at least one year following termination of employment (such agreement, a “Separation Agreement”). The Severance Plan is intended to provide benefits that are exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) but provides that to the extent any benefit payable is determined to be subject to Section 409A, benefits will be paid in accordance with Section 409A.

Severance benefits under the Severance Plan include base pay, target cash incentive payments under the Company’s annual incentive program and certain benefits coverage, as follows:

•
A lump sum payment equal to the sum of (1) the terminating executive’s annual salary at the time of termination, plus (2) an amount equal to the terminating executive’s target bonus for the year in which termination occurs.
•
For those executives who participate in our health, dental and vision plans and timely elect to continue that coverage under federal COBRA law, partially subsidized COBRA insurance premiums so that the executive pays the same cost that similarly situated active employees of the Company pay for such coverage for a period of time beginning immediately after the employment termination and lasting for the number of weeks of pay for which the executive is eligible (i.e. one year thereafter).
•
Outplacement assistance from a Company-selected provider that is reimbursed or paid for by the Company.

If due and payable under the Severance Plan, the severance amount is paid in a lump sum following termination of employment and will be made on or before March 15 of the year following the year in which the executive officer’s employment is terminated.

Severance Arrangements Pursuant to Nelson Letter Agreement. Pursuant to the Nelson Letter Agreement, Mr. Nelson is entitled to certain enhanced severance benefits under the Severance Plan, as modified by the Nelson Letter Agreement. Mr. Nelson is entitled to receive the following payments and benefits if his employment is terminated by the Company without “cause,” if he resigns for “good reason” or if he resigns without “good reason” with a minimum of six (6) months’ advance written notice of such termination without “good reason” (each as defined in the Nelson Letter Agreement), subject to his execution and non-revocation of a Separation Agreement: (i) a lump sum payment equal to the sum of (a) two times his annual base salary at the time of termination and (b) two times his target cash annual incentive for the year in which termination occurs, (ii) a pro rata portion of the cash annual incentive for the year in which the termination occurs, based on actual performance, which amount is payable no sooner than such time bonuses are paid by the Company to senior executives pursuant to the terms of the then-applicable annual incentive plan, (iii) partially subsidized COBRA insurance premiums so that Mr. Nelson pays the same cost that similarly situated active employees of the Company pay for such coverage for a period of time beginning immediately after the employment termination and lasting for 18 months thereafter and (iv) accelerated vesting for the long-term incentive awards granted under the 2016 Plan (or such other plan then in effect) to Mr. Nelson following November 16, 2023 as of the effective date of employment termination (and to the extent that any such awards are subject to performance-based vesting with a multi-year performance period, if termination occurs within the first year of an open performance period, the performance criteria for such award will be deemed achieved at the “target” level of performance (as set forth in the applicable equity award agreement) and if termination occurs following the first year of an open performance period, the performance criteria for such award will be deemed achieved at the actual level of performance, measured as of the effective date of employment termination in substantially the same manner as contemplated by the applicable equity award agreement following the completion of the applicable performance period, as determined by the Board or the Compensation Committee in its sole discretion). If due and payable under the Nelson Letter Agreement, the severance amount described in clause (i) above will be paid in a lump sum on the first day of the seventh month following Mr. Nelson’s qualifying termination of employment.

Pursuant to the Nelson Letter Agreement, Mr. Nelson is subject to confidentiality and non-disparagement covenants during his employment with the Company and after his employment with the Company terminates. Mr. Nelson is also subject to non-competition and employee and customer non-solicitation covenants both during his employment with the Company and for a period of two years following termination of his employment with the Company.

Severance Arrangements Pursuant to Hurst Separation Agreement. Pursuant to the Hurst Separation Agreement, Mr. Hurst’s termination of employment was treated as an involuntary termination of employment without cause for purposes of the Severance Plan, the Perdoceo Education Corporation 2008 Incentive Compensation Plan (the “2008 Plan”), the 2016 Plan and the award agreements between Mr. Hurst and the Company granted under the 2008 Plan and the 2016 Plan. Pursuant to the Hurst Separation Agreement, Mr. Hurst received the following payments and benefits: (i) a lump-sum separation payment of $2,250,000, which was comprised of the sum of (a) Mr. Hurst’s annual base salary as of the Hurst Separation Date (i.e., $650,000), (b) the value of Mr. Hurst’s annual performance-based cash incentive award for the 2023 AIP based on recent historical performance (i.e., 200% of Mr. Hurst’s annual base salary or $1,300,000) and (c) an additional amount of $300,000, all of which was paid on December 6, 2023; (ii) fully subsidized COBRA health and/or dental insurance premiums (i.e., both the Company’s portion and Mr. Hurst’s portion of the applicable premiums for such insurance coverage will be paid by the Company) until the earliest of (x) the expiration of the eighteen (18) month period following the Hurst Separation Date and (y) the date Mr. Hurst becomes covered under another employer’s health plan; and (iii) reimbursement of up to $25,000 for outplacement services. Pursuant to the Hurst Separation Agreement, Mr. Hurst is subject to ongoing confidentiality and non-disparagement covenants, a non-competition covenant for a period of one year following the Hurst Separation Date and an employee and customer non-solicitation covenant for a period of two years following the Hurst Separation Date.

2016 Plan Termination of Employment Provisions. Under the 2016 Plan, outstanding restricted stock unit awards immediately vest and become non-forfeitable in the case of death or disability but are forfeited in the event of other forms of employment termination. For outstanding stock option awards if the termination is due to:

•
Death or disability, options become fully exercisable and remain exercisable from the date of termination due to death or disability until the first to occur of (a) the expiration date of the option and (b) one year after the date of termination. Any options not exercised within the allowed time period are automatically forfeited.
•
Retirement, options continue to vest for three years (but not longer than the option’s term) and any vested and exercisable options are exercisable from the date of retirement until the first to occur of (a) the expiration date of the option and (b) three years after the retirement date; any options that have not become exercisable are automatically forfeited. Any options not exercised within the allowed time period also are automatically forfeited. Retirement is defined in the 2016 Plan as termination after age 55 with at least five years of service.
•
Involuntary termination for reasons other than “cause”, (as defined in the 2016 Plan) options that are exercisable on the date of termination remain exercisable from that termination date until the first to occur of (a) the expiration date of the option and (b) 90 days from the termination date. Any options that have not become exercisable are automatically forfeited. Any options not exercised within the allowed time period are automatically forfeited.
•
Voluntary termination (for reasons other than retirement, death, or disability), options that are exercisable on the date of termination remain exercisable from that termination date until the first to occur of (a) the expiration date of the option and (b) 30 days after the termination date. Any unexercisable options on the termination date are automatically forfeited. Any options not exercised within the allowed time period also are automatically forfeited.
•
Termination for cause, the participant immediately and automatically forfeits all options (whether vested or unvested) to purchase shares of our stock.

2016 Plan Change in Control Provisions. Under the 2016 Plan, a change in control is deemed to have occurred if any of the following events occur:

•
Any corporation, person or other entity (other than us, our majority-owned subsidiary or any of its subsidiaries, or an employee benefit plan (or related trust) sponsored or maintained by us), including persons or entities acting as a group, becomes the beneficial owner of stock representing more than 35% of our common stock.
•
Our merger or consolidation with or into another corporation other than a majority-owned subsidiary, or an agreement to sell or otherwise dispose of all or substantially all of our assets, and the members of the Board prior to that approval do not represent a majority of the directors of the surviving, resulting or acquiring entity or the parent of that entity.
•
The consummation of a plan of liquidation.
•
Within any period of 24 consecutive months, the members of the Board immediately prior to the 24-month period, together with any persons first elected as directors (other than as a result of any settlement of a proxy or consent solicitation contest or any action taken to avoid a contest) during the 24-month period by or on the recommendation of the Board immediately prior to that 24-month period and who constituted a majority of the Board at the time of election, cease to constitute a majority of the Board.

The 2016 Plan is a “double-trigger” plan that provides that upon both (1) a change in control and (2) an involuntary termination of the award holder’s employment or service by us or our successor other than for cause (as defined in the 2016 Plan) during the 24-month period following the change in control, that award holder’s stock options shall become fully exercisable and restricted stock units shall become fully vested. All performance goals in respect of performance-based restricted stock units shall be deemed to have been met at target level.

Potential Payments. The following tables describe the benefits to which the named executive officers who were employed by the Company at December 31, 2023 would have been entitled under the applicable arrangements described above (1) if the named executive officer had terminated employment pursuant to (a) a voluntary termination, (b) retirement, (c) an involuntary termination other than for “cause”, (as defined in the applicable plan or any applicable employment letter agreement), (d) death or disability, or (e) a termination for “cause”, in any such case on December 31, 2023, or (2) upon a change in control of the Company and a concurrent involuntary termination of the named executive officer’s employment on December 31, 2023. For Mr. Nelson, the voluntary termination scenario in the table below assumes Mr. Nelson provides written notice of a minimum of six (6) months to the Company and the involuntary termination other than for “cause” scenario in the table below also includes a resignation by Mr. Nelson for “good reason” (each such term as defined in the Nelson Letter Agreement). Information regarding the calculation of certain amounts is provided below the tables. For Mr. Hurst, because his employment terminated on November 15, 2023, the table below for Mr. Hurst reflects the actual compensation paid or payable to Mr. Hurst in connection with his termination of employment. Information regarding the calculation of certain amounts is provided below the tables. Information regarding non-discriminatory group welfare benefit plans is excluded from the tables below as permitted by Item 402(a)(6)(ii) of Regulation S-K of the Exchange Act.

Todd S. Nelson

Executive Benefits and Payments Upon Termination	Voluntary Termination	Normal Retirement	Involuntary Not for Cause Termination	Death or Disability	For Cause Termination	Change in Control
Compensation:
Lump Sum Severance	$3,381,250	$—	$3,381,250	$—	$—	$3,381,250
Annual Incentive	$1,781,250	$—	$1,781,250	$—	$—	$1,781,250
Restricted Stock Units	$—	$—	$—	$11,679,542	$—	$11,679,542
Stock Options	$—	$—	$—	$—	$—	$—
Benefits and Perquisites:
COBRA Benefits	$22,963	$—	$22,963	$—	$—	$22,963
Outplacement	$7,500	$—	$7,500	$—	$—	$7,500
Total:	$5,192,963	$—	$5,192,963	$11,679,542	$—	$16,872,505

Ashish R. Ghia

Executive Benefits and Payments Upon Termination	Voluntary Termination	Normal Retirement	Involuntary Not for Cause Termination	Death or Disability	For Cause Termination	Change in Control
Compensation:
Lump Sum Severance	$—	$—	$926,970	$—	$—	$926,970
Annual Incentive	$—	$—	$—	$—	$—	$—
Restricted Stock Units	$—	$—	$—	$3,608,334	$—	$3,608,334
Stock Options	$—	$—	$—	$—	$—	$—
Benefits and Perquisites:
COBRA Benefits	$—	$—	$7,118	$—	$—	$7,118
Outplacement	$—	$—	$7,500	$—	$—	$7,500
Total:	$—	$—	$941,588	$3,608,334	$—	$4,549,922

John R. Kline

Executive Benefits and Payments Upon Termination	Voluntary Termination	Normal Retirement	Involuntary Not for Cause Termination	Death or Disability	For Cause Termination	Change in Control
Compensation:
Lump Sum Severance	$—	$—	$639,470	$—	$—	$639,470
Annual Incentive	$—	$—	$—	$—	$—	$—
Restricted Stock Units	$—	$—	$—	$2,523,232	$—	$2,523,232
Stock Options	$—	$—	$—	$—	$—	$—
Benefits and Perquisites:
COBRA Benefits	$—	$—	$21,182	$—	$—	$21,182
Outplacement	$—	$—	$7,500	$—	$—	$7,500
Total:	$—	$—	$668,152	$2,523,232	$—	$3,191,384

Elise L. Baskel

Executive Benefits and Payments Upon Termination	Voluntary Termination	Normal Retirement	Involuntary Not for Cause Termination	Death or Disability	For Cause Termination	Change in Control
Compensation:
Lump Sum Severance	$—	$—	$634,156	$—	$—	$634,156
Annual Incentive	$—	$—	$—	$—	$—	$—
Restricted Stock Units	$—	$—	$—	$2,084,741	$—	$2,084,741
Stock Options	$—	$—	$—	$—	$—	$—
Benefits and Perquisites:
COBRA Benefits	$—	$—	$13,452	$—	$—	$13,452
Outplacement	$—	$—	$7,500	$—	$—	$7,500
Total:	$—	$—	$655,108	$2,084,741	$—	$2,739,849

Greg E. Jansen

Executive Benefits and Payments Upon Termination	Voluntary Termination	Normal Retirement	Involuntary Not for Cause Termination	Death or Disability	For Cause Termination	Change in Control
Compensation:
Lump Sum Severance	$—	$—	$639,021	$—	$—	$639,021
Annual Incentive	$—	$—	$—	$—	$—	$—
Restricted Stock Units	$—	$—	$—	$2,213,315	$—	$2,213,315
Stock Options	$—	$—	$—	$—	$—	$—
Benefits and Perquisites:
COBRA Benefits	$—	$—	$21,194	$—	$—	$21,194
Outplacement	$—	$—	$7,500	$—	$—	$7,500
Total:	$—	$—	$667,715	$2,213,315	$—	$2,881,030

Andrew H. Hurst

Executive Benefits and Payments Upon Termination	Voluntary Termination	Normal Retirement	Involuntary Not for Cause Termination	Death or Disability	For Cause Termination	Change in Control
Compensation:
Lump Sum Severance	$—	$—	$2,250,000	$—	$—	$—
Annual Incentive	$—	$—	$—	$—	$—	$—
Restricted Stock Units	$—	$—	$—	$—	$—	$—
Stock Options	$—	$—	$—	$—	$—	$—
Benefits and Perquisites:
COBRA Benefits	$—	$—	$33,159	$—	$—	$—
Outplacement	$—	$—	$7,500	$—	$—	$—
Total:	$—	$—	$2,290,659	$—	$—	$—

Lump Sum Severance. Except for certain enhanced benefits for Mr. Nelson pursuant to the Nelson Letter Agreement, and the severance benefits provided to Mr. Hurst pursuant to the Hurst Separation Agreement, severance arrangements for the named executive officers are governed by the Severance Plan, which is described above in this “Employment Arrangements and Potential Payments upon Termination or Change in Control” section.

Annual Incentive. The Company’s 2023 cash annual incentive program requires employees to be employed on March 1, 2024, in order to be eligible to receive a payment thereunder. Therefore, assuming a December 31, 2023 termination date, the named executive officers would not receive a cash incentive pursuant to the 2023 program (except for Mr. Nelson who is eligible for enhanced severance benefits under the Nelson Letter Agreement).

Restricted Stock Units. For purposes of the tables above, compensation for the vesting of time-based and performance-based restricted stock units equals the $17.56 closing price per share of our common stock as reported on Nasdaq on December 29, 2023, multiplied by the number of vesting units. All outstanding performance conditions relating to performance-based restricted stock units are assumed to have been met.

Stock Options. Stock option compensation for the termination events listed in the tables above equals the difference between the exercise price and the $17.56 closing price per share of our common stock as reported on Nasdaq on December 29, 2023, multiplied by the number of options becoming exercisable in connection with the termination event.

COBRA Benefits. The Severance Plan provides that the Company will pay a portion of medical, dental and vision premiums for the period of time after termination that is equal to the number of weeks of pay for which the executive is eligible (or the COBRA period, if shorter), if an eligible executive is a participant in the Company’s medical, dental or vision insurance plans at the time of termination and after termination timely elects to continue such insurance coverage under federal COBRA law. The executive pays a premium amount that a similarly situated active employee of the Company pays for such coverage. Amounts in the table above calculated pursuant to the Severance Plan assume one year of partially subsidized COBRA premiums, except for Mr. Nelson, who is eligible for 18 months of COBRA benefits pursuant to the Nelson Letter Agreement.

Outplacement. The Severance Plan provides that the Company will provide outplacement assistance from a provider selected by the Company and upon the terms and conditions as shall be communicated to the executive at the time of his or her employment termination or as soon as possible thereafter. Therefore, amounts in the table above are estimates only.

Normal Retirement. For purposes of the tables above, the named executive officers are assumed to be retirement eligible under the 2016 Plan.

Change in Control. The Severance Plan governs the severance arrangements applicable to the named executive officers in the tables above (except for Mr. Nelson, who is eligible for enhanced severance benefits under the Nelson Letter Agreement). The Severance Plan, however, does not contain provisions addressing change in control. For purposes of determining amounts payable to the named executive officers upon change in control and termination of employment effective December 31, 2023, the termination is deemed to be an involuntary not for cause termination.

2023 Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K promulgated by the SEC, the Company has calculated the mandated ratio of the median of the 2023 annual total compensation of all employees to the 2023 annual total compensation of Mr. Nelson, our President and Chief Executive Officer (our “CEO”), in accordance with the requirements of the SEC’s rule.

Additionally, given the Company’s significant part-time workforce, a supplemental ratio that excludes both adjunct faculty and federal work-study student workers has also been calculated. As these part-time employees may work varying schedules and times throughout the year to support our students, the supplemental ratio provides another perspective on the median employee and ratio.

The pay ratios were calculated as follows:

Pay Ratio =	Annual Total Compensation of CEO
Annual Total Compensation of median employee

With respect to the mandated ratio calculation, the Company identified the median employee by comparing the amount of total taxable wages for federal income tax purposes as reflected in our payroll records as reported to the Internal Revenue Service in “Box 1” on Form W-2 for 2023 for 4,145 individuals, excluding the CEO, who were employed by the Company on December 31, 2023. This includes all full-time and part-time employees, including adjunct faculty and federal work-study student workers, but does not include independent contractors and leased workers. Compensation was annualized for 244 employees who were hired by the Company in 2023 but did not work for the Company for the entire year. No annualization was applied to any adjunct faculty or federal work-study student workers due to their varying work schedules throughout the year. After identifying the median employee, 2023 annual total compensation was calculated in the same manner as reflected in the 2023 Summary Compensation Table above for our CEO.

The same methodology was used to calculate the supplemental ratio, except that compensation for 1,839 adjunct faculty and federal work-study student workers was excluded when determining the median employee.

The following table shows the mandated ratio between the 2023 annual total compensation of our CEO, as reflected in the “Total” column of the 2023 Summary Compensation Table above, and the median of the 2023 annual total compensation of all employees, as well as the supplemental ratio resulting from the exclusion of adjunct faculty and federal work-study student workers when determining the median compensation. These pay ratios are reasonable estimates calculated in a manner consistent with Item 402(u) of Regulation S-K based on our payroll records and the methodology described above.

Pay Ratio	Median Annual Total Compensation	CEO to Median Pay Ratio
Mandated Ratio (Includes all employees other than our CEO)	$42,491	45.5
Supplemental Ratio (Excludes adjunct faculty and federal work-study student workers)	$62,740	30.8

As permitted by, and in accordance with, Instruction 10 to Item 402(u) of Regulation S-K, for 2023, we used the total compensation for Mr. Hurst, our former President and Chief Executive Officer (our “Prior CEO”), from January 1, 2023 through November 15, 2023, during which time he served as President and Chief Executive Officer, plus the total compensation for our CEO who is currently serving in such capacity, Mr. Nelson from November 16, 2023 through December 31, 2023. The total compensation for Mr. Hurst during this time period was $1,834,273, which includes salary, stock awards and the Company's matching 401(k) contributions from the Summary Compensation Table. This amount does not include any separation payment or COBRA reimbursement listed under “All Other Compensation” in the Summary Compensation Table as such payment and reimbursement are not considered (and were not paid as) compensation provided to our Prior CEO during the time in which he served as President and Chief Executive Officer. The total compensation for Mr. Nelson during this time period was $98,630, which includes 45 days of his base salary for 2023. Adding these two amounts, we arrive at a value of $1,932,903, used for the ratio of annual total compensation for our CEO to the annual total compensation for our median employee. Based on this information, for 2023, the reasonable estimated ratio of annual total compensation of our CEO to the median of the annual total compensation of all employees was 45.5.

For a description of the components of 2023 annual total compensation of our CEO, the Company’s executive officer compensation philosophy and factors impacting 2023 CEO annual total compensation and year over year comparability, see the “Executive Officers and Executive Compensation—Compensation Discussion and Analysis” section above as well as the 2023 Summary Compensation Table and accompanying narrative above.

The SEC’s pay ratio rule permits a variety of methodologies and assumptions when calculating the mandated ratio. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio the Company has reported. Pay ratios may vary significantly among companies, within the same industry and more broadly, as a result of these different methodologies and assumptions used to identify the median employee. In addition, pay ratios may vary significantly among companies due to differences in business strategies and workforce composition. For example, one company may outsource certain business functions whereas another may perform the same functions in-house. These and other factors can significantly impact the pay ratio reported by each company.

Pay Versus Performance Disclosure

In accordance with Item 402(v) of Regulation S-K of the Exchange Act adopted by the Securities and Exchange Commission, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO named executive officers (“NEOs”) and Company performance for the fiscal years listed below. The table below does not necessarily reflect value actually earned, realized, or received by our PEO and Non-PEO NEOs. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

							Value of Initial
	Summary	Summary			Average Summary	Average	Fixed $100 Investment Based on:[4]			Adjusted
	Compensation	Compensation	Compensation	Compensation	Compensation	Compensation	Total	Peer		Operating
	Table Total for	Table Total for	Actually Paid to	Actually Paid to	Table Total for	Actually Paid to	Shareholder	Group	Net Income	Income[5]
Year	Todd S. Nelson[1]	Andrew H. Hurst[1]	Todd S. Nelson[1,2,3]	Andrew H. Hurst[1,2,3]	Non-PEO NEOs[1]	Non-PEO NEOs[1,2,3]	Return ("TSR")	TSR	($ Millions)	($ Millions)
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	$4,504,386	$4,086,115	$7,541,502	$1,090,971	$1,718,696	$2,441,329	$96.74	$89.58	$147.7	$199.2
2022	$4,512,179	$2,537,725	$5,745,977	$3,004,639	$1,415,745	$1,659,444	$75.58	$73.31	$95.9	$175.8
2021	$4,998,632	-	$4,575,611	-	$1,425,824	$1,283,784	$63.95	$93.43	$109.6	$183.6
2020	$4,870,453	-	$(35,983)	-	$1,319,620	$99,805	$68.68	$111.02	$124.3	$170.6

(1) Todd S. Nelson was our PEO from 2020 through January 20, 2022, then again from November 16, 2023 to present. Andrew H. Hurst was our PEO from January 20, 2022 through November 15, 2023. The individuals comprising the Non-PEO named executive officers for each fiscal year presented are listed below.

2020	2021	2022	2023
Andrew H. Hurst	Andrew H. Hurst	Ashish R. Ghia	Ashish R. Ghia
Ashish R. Ghia	Ashish R. Ghia	Greg E. Jansen	Greg E. Jansen
Jeffrey D. Ayers	Jeffrey D. Ayers	John R. Kline	John R. Kline
John R. Kline	John R. Kline	Elise L. Baskel	Elise L. Baskel

(2) The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

(3) Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below, calculated in accordance with SEC rules. Equity values are calculated in accordance with FASB ASC Topic 718.

Year	Summary Compensation Table Total for Todd S. Nelson	Exclusion of Stock Awards for Todd S. Nelson	Inclusion of Equity Values for Todd S. Nelson	Compensation Actually Paid to Todd S. Nelson
2023	$4,504,386	$2,004,036	$5,041,152	$7,541,502
2022	$4,512,179	$2,043,087	$3,276,885	$5,745,977
2021	$4,998,632	$2,297,832	$1,874,811	$4,575,611
2020	$4,870,453	$2,169,753	$(2,736,682)	$(35,983)

Year	Summary Compensation Table Total for Andrew H. Hurst	Exclusion of Stock Awards for Andrew H. Hurst	Inclusion of Equity Values for Andrew H. Hurst	Compensation Actually Paid to Andrew H. Hurst
2023	$4,086,115	$1,240,590	$(1,754,554)	$1,090,971
2022	$2,537,725	$1,070,169	$1,537,083	$3,004,639

Year	Average Summary Compensation Table Total for Non-PEO NEOs	Average Exclusion of Stock Awards Non-PEO NEOs	Average Inclusion of Equity Values Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs
2023	$1,718,696	$534,067	$1,256,700	$2,441,329
2022	$1,415,745	$490,290	$733,989	$1,659,444
2021	$1,425,824	$480,891	$338,851	$1,283,784
2020	$1,319,620	$409,676	$(810,138)	$99,805

Year	Fiscal Year-end Fair Value of Equity Awards Granted During Fiscal Year That Remained Unvested as of Last Day of Fiscal Year for Todd S. Nelson	Change in Fair Value from Last Day of Prior Fiscal Year to Last Day of Fiscal Year for Todd S. Nelson	Vesting Date Fair Value of Equity Awards Granted During Fiscal Year that Vested During Fiscal Year for Todd S. Nelson	Change in Fair Value from Last Day of Prior Fiscal Year to Vesting Date of Unvested Equity Awards that Vested During Fiscal Year for Todd S. Nelson	Fair Value at Last Day of Prior Fiscal Year of Equity Awards Forfeited During Fiscal Year for Todd S. Nelson	Total Inclusion of Equity Values for Todd S. Nelson
2023	$3,853,015	$1,272,113	$0	$(83,976)	$0	$5,041,152
2022	$2,728,042	$662,876	$0	$(114,033)	$0	$3,276,885
2021	$2,286,168	$(238,435)	$0	$(63,793)	$(109,129)	$1,874,811
2020	$1,785,276	$(2,879,354)	$0	$(1,642,604)	$0	$(2,736,682)

Year	Fiscal Year-end Fair Value of Equity Awards Granted During Fiscal Year That Remained Unvested as of Last Day of Fiscal Year for Andrew H. Hurst	Change in Fair Value from Last Day of Prior Fiscal Year to Last Day of Fiscal Year for Andrew H. Hurst	Vesting Date Fair Value of Equity Awards Granted During Fiscal Year that Vested During Fiscal Year for Andrew H. Hurst	Change in Fair Value from Last Day of Prior Fiscal Year to Vesting Date of Unvested Equity Awards that Vested During Fiscal Year for Andrew H. Hurst	Fair Value at Last Day of Prior Fiscal Year of Equity Awards Forfeited During Fiscal Year for Andrew H. Hurst	Total Inclusion of Equity Values for Andrew H. Hurst
2023	$0	$0	$0	$(20,863)	$(1,733,691)	$(1,754,554)
2022	$1,428,948	$131,156	$0	$(23,021)	$0	$1,537,083

Year	Average Fiscal Year-end Fair Value of Equity Awards Granted During Fiscal Year That Remained Unvested as of Last Day of Fiscal Year for Non-PEO NEOs	Average Change in Fair Value from Last Day of Prior Fiscal Year to Last Day of Fiscal Year for Non-PEO NEOs	Average Vesting Date Fair Value of Equity Awards Granted During Fiscal Year that Vested During Fiscal Year for Non-PEO NEOs	Average Change in Fair Value from Last Day of Prior Fiscal Year to Vesting Date of Unvested Equity Awards that Vested During Fiscal Year for Non-PEO NEOs	Average Fair Value at Last Day of Prior Fiscal Year of Equity Awards Forfeited During Fiscal Year for Non-PEO NEOs	Total Average Inclusion of Equity Values for Non-PEO NEOs
2023	$1,026,821	$243,249	$0	$(13,370)	$0	$1,256,700
2022	$654,662	$95,423	$0	$(16,096)	$0	$733,989
2021	$478,450	$(46,861)	$0	$(75,925)	$(16,813)	$338,851
2020	$337,082	$(893,953)	$0	$(253,267)	$0	$(810,138)

(4) The Peer Group TSR set forth in this table utilizes the companies used as a peer group for purposes of the Company’s disclosures under Item 402(b) of Regulation S-K. The returns of each component issuer of the group have been weighted according to their stock market capitalization at the beginning of each period. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the companies used as a peer group, respectively. The companies used as a peer group for 2020, 2021, and 2022, are as follows: 2U, Inc., Adtalem Global Education Inc., American Public Education, Inc., Bright Horizons Family Solutions Inc., Chegg, Inc., Cornerstone OnDemand, Inc., Graham Holdings Company, Grand Canyon Education, Inc., Heidrick & Struggles International, Inc., Houghton Mifflin Harcourt Company, Huron Consulting Group Inc., Kforce Inc., Korn Ferry, Lincoln Educational Services Corporation, Strategic Education, Inc., Stride, Inc., Universal Technical Institute, Inc., WW International, Inc., and Zovio Inc. In 2023, the Company removed Zovio Inc. due to their dissolution, with no other changes..

(5) We determined Adjusted Operating Income to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEOs and Non-PEO NEOs in 2023. Adjusted Operating Income is defined, for purposes of the annual incentive plan, as set forth above in the “Compensation Discussion and Analysis” section. For years 2020, 2021, and 2022, the most important financial measure was Adjusted EBITDA; the change from Adjusted EBITDA to Adjusted Operating Income did not involve a substantive or economic value change and was made for more consistent nomenclature. We may determine a different financial performance measure to be the most important financial performance measure in future years. For a reconciliation of adjusted operating income to operating income, the most directly corresponding GAAP financial measure, see Appendix A.

Tabular List of Most Important Financial Performance Measure. The following presents the financial performance measure that the Company considers to have been the most important in linking Compensation Actually Paid to our PEOs and other NEOs for 2023 to Company performance. The financial performance component of AIP and the performance condition used for performance-based restricted stock units were based solely on a company-wide Adjusted Operating Income performance measure.

Adjusted Operating Income

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”). The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the four most recently completed fiscal years.

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income. The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the four most recently completed fiscal years.

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Adjusted Operating Income. The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Adjusted Operating Income during the four most recently completed fiscal years.

Description of Relationship Between Company TSR and Peer Group TSR. The following chart compares our cumulative TSR over the four most recently completed fiscal years to the TSR of each component issuer of the applicable peer group, weighted according to their market capitalization at the beginning of each period for which a return is indicated.

AUDIT-RELATED MATTERS

Report of the Audit Committee of the Board of Directors

We assist the Board in fulfilling its responsibility for overseeing the quality of Perdoceo’s accounting, auditing and reporting practices. Management is responsible for the reporting processes, preparing and presenting financial statements and implementing and maintaining internal controls. Perdoceo’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of Perdoceo’s audited financial statements to generally accepted accounting principles in the United States.

In discharging our oversight responsibilities regarding the audit process, we have:

(1)
Reviewed and discussed the audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, with management.
(2)
Discussed with Grant Thornton LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees, and the SEC.
(3)
Received the written disclosures and the letter from Grant Thornton LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton LLP’s communications with us concerning independence and have discussed with Grant Thornton LLP its independence.

Based upon the review and discussions referred to above, we recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the SEC.

AUDIT COMMITTEE

Kenda B. Gonzales (Chairperson)

Dennis H. Chookaszian

Patrick W. Gross

Leslie T. Thornton

Principal Accounting Fees and Services

Pre-Approval Policy

The Audit Committee pre-approves all services provided by Grant Thornton LLP to the Company. In some cases, this pre-approval may be accomplished through policies and procedures adopted by the Audit Committee that provide a detailed description of the services that may be performed, as well as limits on the fees for the services. In pre-approving services, the Audit Committee considers whether these services are consistent with the SEC’s rules on auditor independence.

Fees Paid to Independent Public Accounting Firm

The following is a summary of the approximate fees billed to us by Grant Thornton LLP for professional services provided for fiscal years ended December 31, 2022, and 2023.

Fee Category	2023	2022
Audit Fees (1)	$1,231,000	$1,262,000
Audit-Related Fees	$—	$—
Tax Fees (2)	$—	$7,350
All Other Fees (3)	$18,000	$18,500

(1)
Audit fees consisted of audit work performed in the preparation of financial statements, including fees related to the implementation of new lease and financial instrument accounting standards, quarterly financial statement reviews and regulatory audits, as well as any related expenses reimbursable by the Company incurred during the audit. These fees included audit services related to Section 404 of the Sarbanes-Oxley Act.
(2)
Tax fees consisted of all services performed by the independent registered public accounting firm’s tax personnel, except those related to the audit of financial statements, and include tax compliance, tax consulting, tax planning and non-recurring projects.
(3)
All other fees consisted of work performed in connection with 401(k) plan audits.

ITEMS TO BE VOTED ON

PROPOSAL 1: Election of Directors

The Board of Directors has nominated the eight director candidates named below for election to the Board. Each of the nominees is currently serving as a director of Perdoceo Education Corporation and is running for re-election. If elected, the nominees for election as directors will each serve for a one-year term expiring at the Company’s 2025 Annual Meeting of Stockholders. The Board of Directors recommends that stockholders vote in favor of the election of all of the nominees named in this Proxy Statement below to serve as directors of Perdoceo.

The Board of Directors has affirmatively determined that each director nominee, except for Mr. Nelson, our current President and Chief Executive Officer, is an “independent director” under Nasdaq’s listing standards and is independent under Nasdaq’s listing standards applicable to his or her Board Committee memberships. The Board used Rule 5605(a)(2) of Nasdaq’s corporate governance listing requirements applicable to its listed companies and Rule 10A-3(b)(1) of the Exchange Act as guides in its independence determination.

If any of the Board of Directors’ nominees is unable or declines to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee or nominees recommended by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable or will decline to serve as a director if elected.

The Board of Directors recommends that stockholders vote FOR all of the Board of Directors’ nominees for election as directors.

Dennis H. Chookaszian	Director since October 2002

Mr. Chookaszian, age 80, served as Chairman of the Financial Accounting Standards Advisory Council, which advises the Financial Accounting Standards Board (“FASB”), from January 2007 to December 2011. Mr. Chookaszian was formerly the Chairman and Chief Executive Officer of CNA Financial Corporation (“CAN”). During his 27-year career with CNA, Mr. Chookaszian held several management positions at CNA’s business unit and corporate levels. In 1992, he was named Chairman and Chief Executive Officer of CNA Insurance Companies, and in 1999 he became Chairman of CNA’s executive committee. Mr. Chookaszian retired from CNA in 2001. Mr. Chookaszian is currently a board member of publicly-held and Pillarstone Capital REIT, a Maryland real estate investment trust engaged in investing in, owning and operating commercial properties. He also served as a director of publicly-held CME Group Inc. (formerly known as Chicago Mercantile Exchange Holdings Inc.), a U.S. financial exchange, from January 2004 to May 2023; Allscripts Healthcare Solutions, Inc., a provider of clinical, financial, connectivity and information solutions and related professional services for hospitals, physicians and post-acute organizations, from September 2010 to May 2016; LoopNet, Inc., an information services provider to the commercial real estate industry, from July 2006 to April 2012; Maxar Technologies Ltd. (formerly known as MacDonald Dettwiler), a global communications and information company, from July 2005 to May 2019; Prism Technologies Group, Inc., an on-line insurance provider, from April 2003 to December 2017; and Sapient Corporation, a global services firm providing digital marketing and business and information technology services, from January 2003 to August 2007. Mr. Chookaszian has a Bachelor of Science in chemical engineering from Northwestern University, a Master of Business Administration in finance from the University of Chicago and a Master’s degree in economics from the London School of Economics. He received certification as a public accountant in 1971 and also is a Chartered Property Casualty Underwriter.

Expertise	Attributes and Skills
Strategic Planning and Growth Initiatives

Mr. Chookaszian assists the Board and Company in assessing its growth strategies by providing transaction structuring alternatives, negotiating strategies and assessments of strategic value regarding potential Company acquisitions and dispositions. These skills were developed during his tenure at CNA, through his service on the advisory boards of a number of private equity firms, and through his involvement in the purchase or sale of more than 100 companies throughout his career.

Investment Management and Other Financial Expertise

Mr. Chookaszian provides in-depth financial expertise to the Audit Committee of the Board that is augmented by his knowledge of trends in financial reporting, financial regulation standard-setting and related global regulations. A national leader in the financial regulatory area, he served as the chairman of FASAC (Financial Accounting Standards Advisory Council) from January 1, 2007 to December 31, 2011. FASAC advises on issues related to projects on the FASB agenda. He is also a member of the Financial Crisis Advisory Group (“FCAG”), which advises the FASB and the International Accounting Standards Board about standard-setting implications of the global financial crisis and potential changes to the global regulatory environment.

Expertise	Attributes and Skills

FCAG members are drawn from senior leaders throughout the world with broad experience in international financial markets and an interest in the transparency of financial reporting information. He has also served on many other accounting bodies, including the AICPA Group of 100, the FAS 95 Task Force, the FASB Financial Instruments Task Force, and the AICPA Insurance Industry Committee. Mr. Chookaszian also served as CFO of CNA for 15 years.

Marketing

Mr. Chookaszian has an in-depth background in Internet marketing and has served on the board of directors of a number of firms involved in marketing to consumers and businesses. He has also been involved with a number of firms that provide consulting services to assist with Internet marketing.

Governance

Mr. Chookaszian brings to the Board in-depth knowledge and trend information regarding corporate governance, gained both from his experience on boards of very large and smaller public companies and his academic interest in corporate governance. He teaches corporate governance at the University of Chicago Booth School of Business, at Cheung Kong University in Beijing, China, and at IIPM University in India, and also teaches director education courses at Northwestern University’s Kellogg Graduate School of Management.

Digital Business and Information Technology

Mr. Chookaszian brings a wealth of information technology business experience to the Board which he gained throughout his career from his experience as a management consultant for eight years with Deloitte where he worked on the design and development of major computer systems with a heavy emphasis on system controls and integration with enterprise financial systems, his role as chief information officer at CNA where he was directly involved in the selection of database technology and computer control infrastructure and his service on the board of directors of a number of firms involved in information technology services, as well as additional positions. This experience provides additional insight regarding the strengths and potential risks related to the Company’s online programs and technology infrastructure.

Cybersecurity

Mr. Chookaszian’s experience as chief information officer and chief executive officer of CNA and as chief executive officer of an Internet based financial advice provider where he was deeply involved in the design and development on the Internet infrastructure and security systems of the application, coupled with additional insight gained from service on the board of directors of a number of information technology services companies, provides the Board with assistance in recognizing and developing strategies and processes to protect against security threats relating to the Company’s technology infrastructure and the personally identifiable information maintained in the Company’s systems.

Kenda B. Gonzales	Director since October 2016

Ms. Gonzales, age 66, served as Chief Financial Officer of Harrison Properties LLC, a Phoenix based industrial real estate management company, from June 2007 until August 2017. Ms. Gonzales served as Chief Financial Officer of Apollo Group, Inc. (now known as Apollo Education Group, Inc.) from October 1998 to November 2006, as Senior Executive Vice President and Chief Financial Officer of UDC Homes Inc. from July 1996 to August 1998, and as Senior Vice President and Chief Financial Officer of Continental Homes Holding Corp. from May 1985 to July 1996. Ms. Gonzales began her career as a certified public accountant with Peat, Marwick, Mitchell and Company. She serves as a member of Gigi’s Playhouse of Phoenix board of directors and formerly served as an independent member and Chair of the Audit Committee of the board of directors of Main Street Restaurant Group, Inc., a former public company restaurant operator, from 2003 to 2006 and as the Chair of the Audit Committee (from 2010 to 2013) and Community Expert member (from 2009 to 2015) of the Arizona Board of Regents. Ms. Gonzales received a Bachelor of Accountancy degree from the University of Oklahoma and is a certified public accountant.

Expertise	Attributes and Skills
Educational Services and Related Legal and Regulatory Experience	Ms. Gonzales’ prior experience in the for-profit education industry provides knowledge and background important to fulfilling the role of a director of the Company.
Strategic Planning and Growth Initiatives

Ms. Gonzales is a senior financial executive with over 25 years of experience leading corporations through complex capital market transactions, mergers and acquisitions and reorganizations/turnarounds which provides additional insight and experience to the Board.

Investment Management and Other Financial Expertise	Ms. Gonzales’ service in multiple financial roles adds significant financial and accounting expertise to the Board.

Patrick W. Gross	Director since December 2005

Mr. Gross, age 79, has served as Chairman of The Lovell Group, a private business and technology advisory and investment firm, since 2002. Mr. Gross also was a co-founder and principal executive officer of American Management Systems, Inc., a computer applications software and systems integration firm, from 1970 to 2002. He became chairman of its executive committee in 1982. He has served as chairman of the board of several companies owned by private equity firms. In addition, he served as Vice Chairman of Youth for Understanding International Exchange. Mr. Gross is currently the lead director of publicly-held Liquidity Services, Inc., an operator of several leading online auction marketplaces for surplus and salvage assets. He has also served on the board of directors of Capital One Financial Corporation from 1995 to 2017, Computer Network Technology Corporation from 1997 to 2005, Mobius Management System, Inc. from 2002 to 2007, Rosetta Stone from 2006 to 2020, Taleo Corporation from 2006 to 2012 and Waste Management, Inc. from 2006 to 2020. He attended Cornell University and received a Bachelor of Engineering Science degree from Rensselaer Polytechnic Institute. Mr. Gross also earned a Master of Science in engineering from the University of Michigan and a Master of Business Administration from the Stanford Graduate School of Business.

Expertise	Attributes and Skills
Strategic Planning and Growth Initiatives

Mr. Gross has strong strategic planning expertise from his experience in founding and building numerous companies. He has particular expertise in leveraging information technology and advanced data analytics.

Investment Management and Other Financial Expertise

Mr. Gross’ background in financial reporting and financing of companies, both smaller Nasdaq companies and large multi-billion NYSE companies, provides him with extensive experience in planning and implementing financial management and other ERP systems.

Marketing	Mr. Gross brings to the Board extensive experience in direct marketing to consumers utilizing advanced data analytics.
Governance

Mr. Gross has a keen understanding of corporate governance initiatives and trends, practical methods of implementing corporate governance processes and best practices, and a focus on fiduciary responsibilities of directors and management, arising from his service as board chairman/lead director/presiding director of NYSE, Nasdaq and private companies and as chairman of audit, compensation and governance and nominating committees for a wide range of companies.

Expertise	Attributes and Skills
Digital Business and Information Technology

Mr. Gross has been involved with the information technology business for more than four decades. He has been involved with applying evolving digital models and advanced analytics during this period. For more than 30 years, he led the application of advanced IT and analytics for major corporations and government agencies for the firm he co-founded. In addition, for the past 15 years Mr. Gross has advised and served on the boards of a number of information technology and data analytics firms providing, among others, Internet commerce applications, software as a service, security software, advanced test-and-learn analytics and propriety marketing data and analytics.

Cybersecurity

Building on the foundation of his experience in information technology and his service on the boards of an information access security company and an email security firm, Mr. Gross has gained insight into the board oversight of cybersecurity from his service on the boards and risk committees of a major financial institution, a large national logistics and distribution firm and others. With this background, he provides the Board with insight and assistance in recognizing and developing strategies and processes to protect against security threats relating to the Company’s technology infrastructure and the personally identifiable information maintained with the Company’s databases.

William D. Hansen	Director since November 2017

Mr. Hansen, age 64, serves as President and Chief Executive Officer of Building Hope Holdings, Inc., a non-profit leader in charter school facilities, financing, and services. Previously, Mr. Hansen served as Chief Executive Officer and President of Strada Education Network, formerly called USA Funds, a national nonprofit dedicated to improving lives by strengthening the pathways between education and employment from July 2013 through March 2021. From July 2011 through July 2013, Mr. Hansen served as the Chief Executive Officer of Madison Education Group, LLC, an education-related consulting firm. From July 2009 to December 2010, he served as the President of Scantron Corporation, a provider of assessment and survey solutions. Mr. Hansen also served as the Chairman of Scantron Corporation from September 2010 to July 2011. Mr. Hansen held various leadership positions at Chartwell Education Group, LLC, an education-related consulting firm, from July 2005 to July 2009, including Chief Executive Officer and Senior Managing Director. Mr. Hansen served as the Deputy Secretary at the U.S. Department of Education from May 2001 to July 2003. He has served as a director of Performant Financial, a public company providing technology-enabled recovery and analytics services, since December 2011. He also served as a director of the First Marblehead Corporation, a then public specialty finance company focused on the education financing marketplace, from 2003 until that company was acquired in 2016. Mr. Hansen received a Bachelor of Science degree in Economics from George Mason University.

Expertise	Attributes and Skills
Educational Services and Related Legal and Regulatory Experience

Mr. Hansen served for 15 years in the federal government, most of which was at the Department of Education where he served in key leadership positions overseeing the financial, regulatory and policy operations of the Department. This experience brings helpful regulatory perspective to the Board.

Strategic Planning and Growth Initiatives

Serving as the principal executive officer of several education-related companies, Mr. Hansen was responsible for the success and growth of those companies. He has also served as a director on the boards of multiple education-related companies, both public and private, over the past 15 years. The Board benefits from the insight gained from these positions.

Investment Management and Other Financial Expertise

As chief executive officer of Strada Education Network, Mr. Hansen managed a company portfolio of $1.4 billion. This experience, as well as his experience serving on public company audit committees and as assistant secretary for management and budget and chief financial officer at the Department of Education, supplements the Board’s investment management expertise.

Governance

Mr. Hansen has obtained a variety of governance perspectives to share with the Board through his positions as president and chairman of Scantron Corporation where he was responsible to a public holding company for governance matters, chief executive officer of Strada Education Network where he was responsible for governance issues with the board of directors, chair of several governance and nominating committees, and president and chairman of several private companies where he was responsible for board and investor relations.

Gregory L. Jackson	Director since November 2008

Mr. Jackson, age 57, is a private investor. From January 2013 to December 2017 he was a managing partner of Jackson Park Capital, LLC and co-manager of Oakseed Opportunity Fund (an SEC registered Equity Mutual Fund). From January 2011 to April 2012, he was a senior portfolio manager with Ensign Peak Advisors. Prior to that time, Mr. Jackson was an investment partner of Blum Capital Partners, L.P. (“Blum Capital”), which he joined in 2003, and where he had served as Co-Head of its Investment Committee, a member of its affiliate, Blum Strategic GP, L.L.C., and managing member of each of the following affiliates: Blum Strategic GP II, L.L.C., Blum Strategic GP III, L.L.C., and Blum Strategic GP IV, L.L.C. His responsibilities at Blum Capital included sourcing new investment opportunities, managing Blum Capital’s investment portfolios, and overseeing the investment research process. Prior to joining Blum Capital, Mr. Jackson spent six years at Harris Associates LP where he was the co-portfolio manager of the Oakmark Global Fund (which received a Morningstar 5-star rating during his tenure) from its inception in August 1999 through October 2003. He also was a partner at Harris Associates LP and an investment analyst of domestic equities. Prior to joining Harris Associates LP, he was a partner, portfolio manager and investment analyst with Yacktman Asset Management. Mr. Jackson received a Bachelor of Science degree from the University of Utah and his Master of Business Administration from the University of Chicago.

Expertise	Attributes and Skills
Educational Services and Related Legal and Regulatory Experience

Mr. Jackson has an extensive background in analyzing and investing in the for-profit education industry, having worked closely with the managements and boards of directors of Blum Capital’s portfolio companies to increase stockholder value by partnering with these companies to implement various financial, operational and governance initiatives. This experience enables him to bring to the Board deep knowledge of the industry and insights into linkages between various aspects of the Company’s business and stockholder value creation.

Strategic Planning and Growth Initiatives

Mr. Jackson’s role as a director at portfolio companies has focused on strategic growth and planning for public companies, which experience Mr. Jackson uses to assist the Board in its strategic planning activities. Mr. Jackson also has an extensive background in analyzing and investing in the for-profit education industry and provides the Board with investors’ views on education industry fundamentals and increasing stockholder value.

Investment Management and Other Financial Expertise	Mr. Jackson, as a career investment manager, brings the perspective of investors and his experience in analyzing businesses and developing investment strategy to the Board.

Todd S. Nelson	Director since August 2015

Mr. Nelson, age 65, has served as President and Chief Executive Officer of the Company since November 2023. He served in the role of Executive Chairman of the Board from January 2022 until November 23, and he previously served as President and Chief Executive Officer of the Company from August 2015 until January 2022. Prior to joining the Company, Mr. Nelson served as a director of Education Management Corporation from February 2007 through November 2013, including serving as Chairman of the Board of Directors from August 2012 until November 2013. He was also Education Management Corporation’s Chief Executive Officer from February 2007 to August 2012, and its President from February 2007 to December 2008. Mr. Nelson worked as an independent consultant from January 2006 through January 2007 after departing Education Management Corporation. Mr. Nelson worked for Apollo Group, Inc. (now known as Apollo Education Group, Inc.) from 1987 through January 2006. Mr. Nelson served in various roles with Apollo Group, Inc., including serving as President from February 1998 until January 2006, Chief Executive Officer from August 2001 until January 2006, and Chairman of the Board from June 2004 until January 2006. Mr. Nelson was a member of the faculty at the University of Nevada at Las Vegas from 1983 to 1984. Mr. Nelson received a Bachelor of Science degree in marketing from Brigham Young University and his Master of Business Administration from the University of Nevada.

Expertise	Attributes and Skills

Educational Services and Related Legal and Regulatory Experience

Mr. Nelson’s career has focused on the for-profit education industry for nearly 30 years, including serving as the Company’s President and Chief Executive Officer from August 2015 until January 2022, and then again since November 2023, which brings the Board his valuable and comprehensive understanding of the Company and the industry in which it operates.

Strategic Planning and Growth Initiatives

Mr. Nelson has experienced and led strategic growth initiatives during his prior industry positions, which provides insight and perspective as the Company implements its transformation strategy and seeks a return to sustainable growth.

Investment Management and Other Financial Expertise

Having served as chief executive officer of several public and private companies, Mr. Nelson brings significant financial expertise to the Board. This experience, as well as his experience serving as director for different public and private companies, supplements the Board's investment management expertise.

Marketing	Mr. Nelson's prior industry experience provides the Board with strong knowledge, perspective and insight into marketing at a private postsecondary education institution.
Governance	Mr. Nelson is knowledgeable and experienced in governance, having served on several public and private company Boards.

Leslie T. Thornton	Director since December 2005

Ms. Thornton, age 65, served as Vice President and General Counsel of WGL Holdings, Inc. (“WGL”) and Washington Gas Light Company, a wholly-owned subsidiary of WGL, from January 2012 until November 2018, having joined WGL as Counsel to the Chairman in November 2011. WGL, a public retail gas and electric marketing firm and a design-build energy company, operates a regulated natural gas utility serving more than one million customers throughout metropolitan Washington, D.C., Virginia, Maryland and Pennsylvania. Prior to joining WGL, Ms. Thornton served as a partner with the law firm of Dickstein Shapiro LLP in Washington D.C. from 2004 until 2011 and as a partner with the law firm of Patton Boggs, LLP from 2000 to 2004. Beginning with the presidential transition of 1992 and until 2000, Ms. Thornton worked with U.S. Secretary of Education Richard W. Riley, first as Deputy Chief of Staff and Counselor, and then as Chief of Staff at the U.S. Department of Education. Ms. Thornton was also in charge of Continuity of Operations of Government for the Department of Education. Ms. Thornton is currently a board member of publicly-held Southwest Gas Holdings, Inc., a multi-state provider of natural gas service and a comprehensive utility infrastructure services enterprise dedicated to delivering a diverse array of solutions to North America’s gas and electric providers. Ms. Thornton holds a Bachelor of Arts degree from the University of Pennsylvania and a law degree from Georgetown University Law Center. In 2016, Ms. Thornton received her LLM in National Security Law at Georgetown University Law Center.

Expertise	Attributes and Skills
Educational Services and Related Legal and Regulatory Experience

Ms. Thornton is knowledgeable in the legislative and regulatory aspects of postsecondary education from the policy and legal perspectives. She provides insight and strategic advice regarding trends and issues involved in the federal oversight of both public and private postsecondary educational institutions and providers.

Governance

Ms. Thornton provides the Board with expertise in governance from the standpoint of corporate legal compliance and corporate process controls to assist in assuring such compliance. She developed that expertise in her legal practice, which focused on counseling large corporations in complex internal corporate investigations, federal agency and congressional investigations, regulatory matters before federal government agencies, state attorneys’ general investigations and high-level executive branch policy and political work. She continued to develop such expertise in her capacity as general counsel of WGL. In addition, Ms. Thornton is a National Association of Corporate Directors (“NACD”) Board Leadership Fellow. She has demonstrated her commitment to boardroom excellence by completing NACD’s comprehensive program of study for corporate directors.

Cybersecurity

In her position at WGL, Ms. Thornton gained experience regarding cyber threats and other cybersecurity matters, including data breaches, which provides the Board with a valuable resource on these topics. Ms. Thornton co-authored a treatise chapter on privacy and security in the 2013 Thomson Reuters/WestLaw series entitled Successful Partnering Between Inside and Outside Counsel, is a requested speaker on these issues and has been quoted in news outlets on the topic. She also completed her Master of Laws degree in National Security Law (with a cybersecurity focus) at Georgetown Law School in 2016. Further, she has participated in several NACD panels as a subject matter expert in cybersecurity.

Alan D. Wheat	Director since March 2021

Mr. Wheat, age 72, is a former Congressman and currently serves as chair of Wheat Shroyer Government Relations, where he manages a bi-partisan team of public policy professionals. In 1982, he was elected to the United States House of Representatives, where he became part of the House leadership as the youngest member in Congressional history to be appointed to the Rules Committee. While in Congress from January 1983 to January 1994, he was one of the nation’s first African-Americans to represent a district with a white majority. Congressman Wheat left the House in 1994 to run for a seat in the United States Senate. He was the first minority candidate selected as a major party nominee for statewide office in Missouri. After his unsuccessful Senate race, in March 1995 Mr. Wheat became Vice President of Public Policy and Government Relations with CARE, an international relief and development organization. After CARE, he served as deputy campaign manager for the 1996 Clinton-Gore campaign and later formed Wheat Government Relations which he headed from 1998 until 2013 and later joined the law firm Polsinelli LLC in September 2013 where he served as chair of their Public Policy Practice until November 2021. Mr. Wheat holds a Bachelor of Arts degree from Grinnell College.

Expertise	Attributes and Skills

Educational Services and Related Legal and Regulatory Experience

Given the Company’s highly regulated industry, Mr. Wheat’s government relations experience and skill in building coalitions brings valuable experience and insight to the Board. Further, his various positions have allowed him to develop an extensive and bipartisan network of contacts in Washington, DC.

PROPOSAL 2: Advisory Vote to Approve Executive Compensation

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010 (the “Dodd-Frank Act”), the Company’s stockholders are entitled to vote at the Annual Meeting to approve the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K under the Exchange Act. The Dodd-Frank Act provides that this vote is advisory only and it is not binding on the Company or the Board of Directors. This vote is not intended to address any specific item of compensation, but rather our overall compensation policies and procedures relating to our named executive officers. Accordingly, your vote will not directly affect or otherwise limit any existing compensation or award arrangement of any of our named executive officers. Because your vote is advisory, it will not be binding upon the Board of Directors. The Board of Directors and Compensation Committee will, however, take into account the outcome of the Say-on-Pay vote when considering future compensation arrangements. The Company is providing this vote as required pursuant to Section 14A of the Exchange Act. The Board of Directors determined that the Company would hold a non-binding stockholder advisory vote to approve executive compensation on an annual basis until the next required vote on the frequency of such non-binding stockholder advisory vote or until the Board of Directors otherwise determines that a different frequency for such vote is in the best interests of the Company’s stockholders.

Accordingly, stockholders are being asked to vote at the Annual Meeting to approve our executive compensation policies and procedures for the named executive officers, as described in the Compensation Discussion and Analysis as included in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives you as a stockholder the opportunity to endorse or not endorse our 2023 executive compensation programs and policies for the named executive officers through the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

The Company’s compensation philosophy is designed to link each named executive officer’s compensation with the Company’s short-term and long-term performance and to align the interests of executives and stockholders. The Compensation Committee designs the Company’s short and long- term incentive programs so that upside and downside compensation potential exist based on the Company’s performance against pre-defined objectives. Consistent with this philosophy, a significant portion of the total compensation opportunity for each of our executives is directly related to the Company’s financial performance and to other performance factors that measure our progress against the goals of our strategic and operating plans.

Stockholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement, which discusses how our compensation policies and procedures implement our compensation philosophy. The Compensation Committee and the Board of Directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.

The Board of Directors recommends a vote FOR the approval, on an advisory basis, of the executive compensation paid by the Company to its named executive officers.

PROPOSAL 3: Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee has selected Grant Thornton LLP as the Company’s independent registered public accounting firm to audit our financial statements for the year ending December 31, 2024. The Company is asking you to ratify that appointment. The Audit Committee, as required by law, is directly responsible for appointing the Company’s independent registered public accounting firm. Its appointment of Grant Thornton LLP will not be affected by the outcome of the vote. However, the Audit Committee will consider the voting results when selecting the Company’s independent registered public accounting firm for 2025. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests.

Proxies will be voted for the ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2024 unless the proxy indicates a contrary choice. Any proxy indicating a contrary choice will be voted as directed. Grant Thornton LLP representatives are currently expected to be present at the Annual Meeting and may make a statement if Grant Thornton LLP would like to do so. They will also be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR ratifying the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2024.

OTHER INFORMATION

Security Ownership of Directors and Executive Officers

The following table sets forth certain information about the beneficial ownership of our common stock by each of our directors and named executive officers, as well as all of our directors and executive officers as of March 28, 2024, as a group.

	Common Stock Beneficially Owned as of March 28, 2024
Name	Shares of Common Stock Owned		Subject to RSUs Vesting Within 60 Days(1)	Subject to Stock Options Exercisable Within 60 Days	Total Number of Shares Beneficially Owned(2)	Percent of Shares Beneficially Owned
Directors (3)
Dennis H. Chookaszian	63,933	(4)	14,619	73,075	151,627	*
Kenda B. Gonzales	24,933		—	34,590	59,523	*
Patrick W. Gross	40,933		14,619	73,075	128,627	*
William D. Hansen	24,933		—	19,179	44,112	*
Gregory L. Jackson	27,105		14,619	73,075	114,799	*
Leslie T. Thornton	20,865		14,619	73,075	108,559	*
Alan D. Wheat	19,329		—	—	19,329	*
Named Executive Officers
Todd S. Nelson	183,246		—	12,472	195,718	*
Andrew H. Hurst	—		—	—	—	*
Ashish R. Ghia	82,827		—	12,472	95,299	*
John R. Kline	68,573		—	24,148	92,721	*
Elise L. Baskel	24,019		—	—	24,019	*
Greg E. Jansen	39,074		—	—	39,074	*
All directors and executive officers as a group (14 persons)	704,823		58,476	423,065	1,186,364	1.81%

* Denotes beneficial ownership of less than one percent.

(1)
Amounts in this column for directors (other than Mr. Nelson) are vested deferred stock units, with each vested deferred stock unit representing the right to receive one share of common stock upon termination of service to the Company.
(2)
Beneficial ownership is determined in accordance with the rules of the SEC. Under these rules, the number of shares beneficially owned by a person and the percentage ownership of that person includes shares of common stock that the person can vote or transfer, as well as shares that person has the right to acquire within 60 days of March 28, 2024, such as through the exercise of options or upon the vesting of restricted stock units.
(3)
Except for Mr. Nelson, whose beneficial ownership is provided under “Named Executive Officers” in the table above.
(4)
Includes 7,000 shares held by Mr. Chookaszian’s spouse.

Security Ownership of Principal Stockholders

The following table shows the amount of our common stock owned by holders known to us to beneficially own more than 5% of our outstanding common stock on March 28, 2024. For this table, beneficial ownership means the right to direct the voting or sale of shares, even if those rights are shared with others. Beneficial ownership was determined as of March 28, 2024.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
BlackRock, Inc. (1)	10,904,290	16.6%
50 Hudson Yards, New York, NY 10001
The Vanguard Group (2)	5,850,998	8.91%
100 Vanguard Blvd., Malvern, PA 19355
Dimensional Fund Advisors LP (3)	5,064,870	7.70%
6300 Bee Cave Road, Building One, Austin, TX 78746
Renaissance Technologies LLC (4)	4,502,587	6.85%
800 Third Avenue, New York, NY 10022

(1)
As reported on a Schedule 13G/A filed with the SEC on January 22, 2024, by BlackRock, Inc. on behalf of itself and certain of its subsidiaries. BlackRock, Inc. reported sole voting power with respect to 10,701,628 of these shares and sole dispositive power with respect to all of these shares.
(2)
As reported on a Schedule 13G/A filed with the SEC on February 13, 2024, by The Vanguard Group, which reported shared voting power with respect to 145,393 shares, sole dispositive power with respect to 5,647,180 shares and shared dispositive power with respect to 203,818 shares.
(3)
As reported on a Schedule 13G/A filed with the SEC on February 9, 2024, by Dimensional Fund Advisors LP, which reported sole voting power with respect to 4,982,801 shares and sole dispositive power with respect to all of these shares.
(4)
As reported on a Schedule 13G/A filed with the SEC on February 13, 2024, by Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation, which reported sole voting power and sole dispositive power with respect to all of these shares.

Discretionary Proxy Voting Authority/Untimely Stockholder Proposals

Rule 14a-4(c) promulgated under the Exchange Act governs the Company’s use of its discretionary proxy voting authority regarding a stockholder proposal that the stockholder has not sought to include in the Company’s proxy statement. Under the rule, if a stockholder fails to notify the Company of its proposal before the date established by the Notice Provision (as defined below), then the management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting. In addition, if the Company receives timely notice of a stockholder proposal in connection with an annual meeting of stockholders that does not include all of the information required by Rule 14a-4(c) promulgated under the Exchange Act, the proposal will be considered timely but deficient, and the Company’s proxy statement may confer discretionary authority for the proposal if the Company includes in its proxy statement advice on the nature of the matter and how the Company intends to exercise its discretion to vote on the matter.

Proposals of Stockholders

In accordance with Rule 14a-8 promulgated under the Exchange Act, proposals of stockholders intended to be considered for inclusion in the Company’s proxy statement and proxy for the 2025 Annual Meeting of Stockholders must be received by the Corporate Secretary of the Company not less than 120 days prior to April 12, 2024. In addition, Article II, Section 2.5 of the Company’s By-Laws (the “Notice Provision”) and Article II, Section 2.4 of the Company’s By-Laws provide that for business to be properly brought before an annual meeting by a stockholder, the stockholder must deliver written notice to, or mail the notice so that it is received by, the Corporate Secretary of the Company at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the date of the previous year’s annual meeting of stockholders. Proposals of stockholders intended to be considered at the Company’s 2025 Annual Meeting of Stockholders, including proposals to nominate a candidate for election as a director, must be received by the Corporate Secretary of the Company not less than 90 days nor more than 120 days prior to May 23, 2025.

In addition to other requirements included in the Company’s By-Laws, nominations of a person for election to the Board by stockholders must specify the name of the nominee and other information of such nominee that is required to be disclosed in solicitations of proxies for election of directors, or otherwise, along with the written consent of the nominee to being named in the proxy statement as a nominee and to serving as a director if elected. In connection with any stockholder nomination, as set forth in the Company’s By-Laws, the nominating stockholder must also provide additional information as to the stockholder giving notice, and, if applicable, each nominee proposed by the stockholder, including any material interest of such person in such nomination, information regarding beneficial ownership of securities of the Company, a representation that the stockholder giving notice intends to appear in person or by proxy at the annual meeting of stockholders to nominate the person(s) named in the notice, and whether the stockholder intends to deliver a proxy statement and form of proxy in connection with such nomination to holders of the Company’s voting securities reasonably believed by such stockholder to be sufficient to elect such nominee(s).

In addition to satisfying the requirements of the Company’s By-Laws, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must also provide notice to the Company in accordance with Rule 14a-19 under the Exchange Act not less than 60 days prior to May 23, 2025. The advance notice requirement under Rule 14a-19 does not override or supersede the longer advance notice requirement under the Company's By-Laws.

Additional Information

We will furnish a copy of the Company’s Annual Report on Form 10-K for its year ended December 31, 2023, as filed with the SEC, including the financial statements and notes thereto included therein, without charge upon the written request of any person who is a stockholder as of the Record Date. We will provide free copies of the exhibits to the Form 10-K. Direct your requests for these materials to Perdoceo Education Corporation, 1750 East Golf Road, Schaumburg, Illinois 60173, Attention: Investor Relations Department. You can also obtain this information in electronic form free of charge by accessing the Company’s website at www.perdoceoed.com under the caption “Investor Relations.”

Cost of Solicitation

Perdoceo will pay the cost of this proxy solicitation. We have retained Georgeson LLC, a professional proxy solicitation firm, at an estimated cost of $20,000 plus reimbursement of expenses to assist in soliciting proxies from brokers, nominees, institutions, and individuals. Georgeson LLC may solicit votes personally or by telephone, mail, or other electronic means. We may also request banks, brokers, fiduciaries, custodians, nominees, and certain other record holders to send proxies, proxy statements and other materials to their principals at our expense. We will reimburse nominees and record holders for the reasonable out-of-pocket expenses of solicitation. In addition to solicitation of proxies by mail, our directors, officers or other employees may solicit proxies through personal conversations, or by telephone, facsimile or electronic means, but will not receive any compensation for these services.

Appendix A

Reconciliation of GAAP and Non-GAAP Information

The Company provides certain non-GAAP financial measures in this proxy statement that are not in accordance with, or alternatives for, generally accepted accounting principles in the United States.

Our non-GAAP financial measure of Adjusted Operating Income excludes the below-listed adjustments, as they do not contribute to a meaningful evaluation of the Company’s future operating performance or comparisons to the Company’s past operating performance. The GAAP measure most directly comparable to Adjusted Operating Income is Operating Income. Adjusted Operating Income may have limitations as an analytical tool. This measure should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Other companies may calculate this non-GAAP financial measure differently than the Company does, limiting the usefulness of such measure for comparative purposes.

Annual Incentive Program Reconciliation of Operating Income to AIP AOI

Adjusted Operating Income	For the Year Ended December 31, 2023 (in Thousands)
Operating income	$150,446
Depreciation and amortization	16,887
Legal fee expense related to certain matters (1)	7,579
Asset impairment (2)	14,263
All other (3)	10,047
AIP AOI	$199,222

1.
Represents legal fee expense associated with (i) responses to the Department relating to borrower defense to repayment applications from former students, and (ii) acquisition efforts.
2.
Represents asset impairment charges related primarily to definite-lived intangible assets as well as lease related assets.
3.
Represents, in accordance with the 2023 AIP, certain adjustments approved by the Compensation Committee primarily related to expenses set at target levels for purposes of calculating over and/or under achievement of the Targeted AIP AOI (as such term is defined in the 2023 AIP) set by the Compensation Committee and based on the Company's 2023 operating plan approved by the Board.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 22, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 22, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
1a. Dennis H. Chookaszian	☐	☐	☐
1b. Kenda B. Gonzales	☐	☐	☐
1c. Patrick W. Gross	☐	☐	☐
1d. William D. Hansen	☐	☐	☐
1e. Gregory L. Jackson	☐	☐	☐
1f. Todd S. Nelson	☐	☐	☐
1g. Leslie T. Thornton	☐	☐	☐
1h. Alan D. Wheat	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000633068_1 R1.0.0.6

PERDOCEO EDUCATION CORPORATION ATTN: JEFF WIGFIELD 1750 E. GOLF ROAD SCHAUMBURG, IL 60173 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com PERDOCEO EDUCATION CORPORATION Annual Meeting of Stockholders May 23, 2024 9:00 AM CDT This proxy is solicited by the Board of Directors The undersigned hereby appoints Greg E. Jansen and Jeff Wigfield and each of them, as proxies, with full power of substitution and revocation, to vote, as designated on the reverse side hereof and in such proxyholder's or proxyholders' judgment upon any other matters that may properly come before the Annual Meeting, all the Common Stock of Perdoceo Education Corporation which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders thereof to be held on May 23, 2024 or at any adjournment or postponement thereof. The Annual Meeting of Stockholders will be held on May 23, 2024, beginning at 9:00 AM, CDT, at the campus support center at Perdoceo Education Corporation, 1750 E. Golf Road, Schaumburg, Illinois 60173. To obtain directions to attend the 2024 Annual Meeting and vote in person, you may call our Investor Relations support team at Alpha IR Group at (312) 445-2870. The undersigned hereby revokes ALL previous proxies given to vote at the 2024 Annual Meeting or at any adjournment or postponement thereof. Unless otherwise marked, this proxy will be voted FOR the election of the nominees named in proposal 1, FOR proposal 2, and FOR proposal 3. In addition, this proxy confers discretionary authority to the persons named as proxies herein to vote, in their sole discretion, on any other matters that may properly come before the Annual Meeting to the extent permitted by Rule 14a - 4(c) of the Securities Exchange Act of 1934, as amended. Proposals 1, 2, and 3 are being proposed by Perdoceo Education Corporation. Continued and to be signed on reverse side 0000633068_2 R1.0.0.6